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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Take-Two Interactive Software, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 28, 2008

Dear Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of Take-Two Interactive Software, Inc. that will be held on April 10, 2008 at 2:00 p.m. Eastern Time at the W Hotel Union Square, 201 Park Avenue South, Studio 1, New York, New York.

        As more fully described in the attached Notice of Annual Meeting and Proxy Statement, the purpose of the meeting is to:

  1.
  elect eight directors;

  2.
  consider and vote upon a proposal to amend the Take-Two Interactive Software, Inc. Incentive Stock Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,000,000 shares and to permit the issuance of awards thereunder to consultants;

  3.
  ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2008; and

  4.
  transact any other business that may properly come before the meeting.

        Your Board of Directors believes that the election of the nominated directors, the approval of the amendment to the Incentive Stock Plan and the ratification of the appointment of Ernst & Young LLP are in the best interests of the Company and its stockholders and, accordingly, recommends a vote "FOR" the approval of these proposals.

        Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return the enclosed proxy card in the envelope provided or cast your vote by telephone or via the Internet. If the address on the accompanying material is incorrect, please advise our Transfer Agent, American Stock Transfer & Trust Company, in writing, at 59 Maiden Lane, New York, New York 10038.

        Your vote is very important, and we appreciate a prompt return of your signed proxy card. We hope to see you at the meeting and appreciate your continued support.

Sincerely yours,

Strauss Zelnick Executive Chairman	Benjamin Feder Chief Executive Officer

Take-Two Interactive Software, Inc.  622 Broadway, New York, NY 10012, USA
tel 646.536.2842    fax 646.536.2926    www.take2games.com

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 10, 2008

  •
  This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

  •
  The proxy statement is available at www.proxyvote.com and can be accessed by entering the control number appearing on the proxy card.

  •
  The Annual Meeting of Stockholders will be held at 2:00 p.m. Eastern Time on April 10, 2008.

  •
  The following matters will be considered at the Annual Meeting:

  •
  the election of eight directors;

  •
  a proposal to amend the Take-Two Interactive Software, Inc. Incentive Stock Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,000,000 shares and to permit the issuance of awards thereunder to consultants;

  •
  the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2008; and

  •
  the transaction of any other business that may properly come before the Annual Meeting.

  •
  Your Board of Directors recommends that you vote "FOR" the election of the nominated directors, "FOR" the approval of the amendment to the Incentive Stock Plan and "FOR" the ratification of the appointment of Ernst & Young LLP.

  •
  Stockholders may attend the meeting and vote in person.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
622 Broadway
New York, New York 10012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
APRIL 10, 2008
2:00 p.m. Eastern Time

To the Stockholders of TAKE-TWO INTERACTIVE SOFTWARE, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of stockholders of Take-Two Interactive Software, Inc. (the "Company") will be held on April 10, 2008, at 2:00 p.m. Eastern Time at the W Hotel Union Square, 201 Park Avenue South, Studio 1, New York, New York for the following purposes:

        1.     to elect eight directors;

        2.     to consider and vote upon a proposal to amend the Take-Two Interactive Software, Inc. Incentive Stock Plan to increase the number of shares of common stock of the Company reserved for issuance thereunder by 2,000,000 shares and to permit the issuance of awards thereunder to consultants;

        3.     to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2008; and

        4.     to transact any other business that may properly come before the Annual Meeting.

        Only stockholders of record at the close of business on February 19, 2008 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Daniel P. Emerson Corporate Secretary

February 28, 2008

IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING:

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE BY TELEPHONE OR VIA THE INTERNET. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE AND ANY STOCKHOLDER OF RECORD PRESENT AT THE ANNUAL MEETING MAY, IF HE OR SHE WISHES, REVOKE HIS OR HER PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE HIS OR HER SHARES PERSONALLY.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
622 Broadway
New York, New York 10012

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 10, 2008

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Take-Two Interactive Software, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 10, 2008, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

        Management intends to begin mailing this Proxy Statement and the accompanying form of proxy to stockholders on or about March 10, 2008.

        Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. A proxy may be revoked by the stockholder of record at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

        The address of the principal executive offices of the Company is 622 Broadway, New York, New York 10012, and its telephone number is (646) 536-2842.

        The following questions and answers provide important information about the Annual Meeting and this Proxy Statement:

What matters will be considered at the Annual Meeting?

  •
  The election of eight directors;

  •
  A proposal to amend the Take-Two Interactive Software, Inc. Incentive Stock Plan (the "Incentive Stock Plan") to increase the number of shares of common stock, par value $0.01 per share, of the Company ("Common Stock") reserved for issuance thereunder by 2,000,000 shares and to permit the issuance of awards thereunder to consultants, including 1,500,000 shares of restricted stock to ZelnickMedia Corporation ("ZelnickMedia");

  •
  The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2008; and

  •
  The transaction of any other business that may properly come before the Annual Meeting.

  How does the Board recommend that stockholders vote on these matters?

        Your Board of Directors believes that the election of the nominated directors, the approval of the amendment to the Incentive Stock Plan and the ratification of the appointment of Ernst & Young LLP are in the best interests of the Company and its stockholders and, accordingly, recommends a vote "FOR" the approval of these proposals.

        With respect to the recommendation that stockholders vote "FOR" the approval of the amendment to the Incentive Stock Plan to allow for grants to consultants and to increase the number of shares authorized for grant under the plan, the Board believes that the amendment and the related amendment to the management agreement with ZelnickMedia are justified by the far more extensive role that ZelnickMedia executives have had in the management of the Company than was originally contemplated in March 2007 when two ZelnickMedia executives first became directors of the Company and Ben Feder became interim Chief Executive Officer of the Company. The amendment to the management agreement formalizes this more extensive role, including the appointment of Strauss Zelnick as Executive Chairman from non-executive Chairman, the designation of Ben Feder as Chief Executive Officer for the term of the management agreement rather than on an interim basis, and the provision of additional personnel and services by ZelnickMedia, including Karl Slatoff becoming an

Executive Vice President of the Company. Furthermore, the term of the management agreement was extended for one additional year.

        The Board's fundamental motivation in proposing the amendment to the Incentive Stock Plan was to enable the Company to provide long-term equity incentive compensation to the ZelnickMedia management team and to align further its interests with the Company's in order to promote the long-term performance of the Company. Additionally, the Board considered a number of change in control scenarios as they would relate to the acceleration of vesting of the restricted stock that will be granted to ZelnickMedia if this amendment is approved by stockholders and determined that certain limitations on acceleration were appropriate. The Board's decision to amend the management agreement and recommend the amendment of the Incentive Stock Plan followed a thorough process conducted by the independent members of the Board with input from its advisors, including an independent compensation consultant.

        The Board's formal meetings concerning these matters began in December 2007 following earlier informal discussions among independent Board members, well before the Company received a February 6, 2008 letter from Electronic Arts Inc. proposing to acquire the Company, and were not initiated as a result of conversations with Electronic Arts Inc. or any other potential acquirer. For a further description of the management agreement and the equity awards contemplated thereunder see "Executive Compensation—Employment, Management and Separation Agreements—ZelnickMedia Corporation."

Who is entitled to vote?

        Stockholders as of the close of business on February 19, 2008 (the "Record Date") are entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on each matter submitted to a vote at the Annual Meeting.

How do I vote?

        You may sign and date each paper proxy card you receive and return it in the prepaid envelope. The enclosed proxy will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked in the manner described above.

        If you return your signed proxy but do not indicate your voting preferences, the Company will vote on your behalf "FOR" the election of the nominated directors, "FOR" the approval of the amendment to the Incentive Stock Plan and "FOR" the ratification of the appointment of Ernst & Young LLP. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment.

        You may also vote by telephone or via the Internet. There are separate telephone and Internet voting arrangements depending upon whether shares are registered in your name or in the name of a bank or broker. See "Voting by Telephone or Via the Internet" below for further details.

How do I sign the paper proxy card?

        Sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as an attorney, executor, administrator, guardian, trustee or the officer or agent of a company), you should indicate your name and title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign the proxy card, not the minor. If the stock is held in joint ownership, both owners must sign.

What does it mean if I receive more than one proxy card?

        It may mean that you hold shares registered in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. You may call American Stock Transfer & Trust Company at 1-800-937-5449 if you have any question regarding the share information or your address appearing on the paper proxy card.

Who will count the votes?

        A representative of American Stock Transfer & Trust Company will tabulate the votes and act as independent inspector of election.

What constitutes a quorum?

        A majority of the outstanding shares of Common Stock on the Record Date present or represented by proxy constitutes a quorum for the Annual Meeting. As of the close of business on the Record Date, 76,175,266 shares of Common Stock were issued and outstanding.

What is an abstention?

        An abstention is a properly signed proxy card that is marked "abstain."

What is a "broker non-vote"?

        A "broker non-vote" occurs when a broker submits a proxy that does not indicate a vote for one or more of the proposals, because the broker has not received instructions from the beneficial owners as to how to vote on such proposals and does not have discretionary authority to vote in the absence of instructions.

What vote is needed to approve the adoption of the matters to be presented at the Annual Meeting?

        In the election for directors, the eight persons receiving the highest number of "FOR" votes will be elected. However, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election (a "Majority Withheld Vote") promptly shall tender his or her resignation to the Board for consideration following certification of the stockholder vote. A "FOR" vote by a majority of those shares present and entitled to vote is required to approve the amendment to the Incentive Stock Plan and to ratify the appointment of Ernst & Young LLP. For purposes of determining approval of a matter presented at the Annual Meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the Annual Meeting. Broker non-votes will not be counted as votes cast either for or against the proposals.

Will any other matters be acted on at the Annual Meeting?

        If any other matters are properly presented at the Annual Meeting or any adjournment, the persons named in the proxy will have discretion to vote on those matters. As of the date by which shareholder proposals must have been received by the Company to be presented at the Annual Meeting, and as of the date of this proxy statement, the Company did not know of any other matters to be presented at the Annual Meeting.

Who pays for this proxy solicitation?

        The Company will bear the entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders. The Company has retained MacKenzie Partners, Inc. and Innisfree M&A Incorporated, proxy solicitation firms, to solicit proxies for a fee of $15,000 each, plus reimbursement of their respective out-of-pocket expenses. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and these entities may be reimbursed by the Company for their expenses. Proxies also may be solicited by directors, officers or employees of the Company in person or by telephone, telegram or other means. No additional compensation will be paid to such individuals for these services.

How may I communicate with the Board of Directors?

        Stockholders wishing to send communications to the Board of Directors individually or as a group may do so by writing to: The Board of Directors of Take-Two Interactive Software, Inc., 622 Broadway, New York, New York 10012, Attention: Corporate Communications. You should identify your communication as being from a stockholder of the Company. The Company may require reasonable evidence that your communication or other submission is made by a stockholder of the Company before transmitting your communication to the Board of Directors.

VOTING BY TELEPHONE OR VIA THE INTERNET

For Shares Registered in the Name of a Brokerage Firm or Bank.

        Some brokerage firms and banks are participating in a program provided through Broadridge Financial Solutions that offers telephone and Internet voting options. If your shares are held in an account at a brokerage firm or bank participating in the Broadridge program, you may vote those shares telephonically by calling the telephone number referenced on your proxy card. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you are offered the opportunity to elect to vote via the Internet. Votes submitted via the Internet through the ADP program must be received by 11:59 p.m. (New York time) on April 9, 2008.

For Shares Directly Registered in the Name of the Stockholder.

        Stockholders with shares registered directly with American Stock Transfer & Trust Company may vote telephonically by calling Broadridge Financial Solutions at 1-800-690-6903, or you may vote via the Internet at www.proxyvote.com.

        The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet through Broadridge Financial Solutions should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholders.

ELECTION OF DIRECTORS

(Proposal 1)

        At the Annual Meeting eight directors will be elected to hold office for a term expiring at the time of the Annual Meeting of Stockholders to be held in 2009. The Board of Directors, upon the recommendation of the Corporate Governance Committee, has nominated the nominees named herein. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

        At the Annual Meeting, the proxy cards given by stockholders will be voted individually for the election, as directors of the Company, of the persons named herein, unless a proxy card specifies that it is not to be voted in favor of a nominee for director. If any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as may be designated by the Board of Directors. Each of the persons named herein has indicated to the Board of Directors that he will be available to serve.

        Policy on Majority Voting for Directors.    As part of our continuing efforts to enhance corporate governance procedures, our Board of Directors has amended our Corporate Governance Guidelines to provide for majority voting in an uncontested election of directors. In an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election promptly shall tender his or her resignation to the Corporate Governance Committee following certification of the stockholder vote. The Corporate Governance Committee promptly will consider the resignation offer and recommend to the Board of Directors the action to be taken with respect to such offered resignation. The Board of Directors will act on the Corporate Governance Committee's recommendation within 90 days following the date of the Annual Meeting. Thereafter, the Board of Directors promptly will disclose its decision whether to accept the director's resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K filed with the Securities and Exchange Commission. Any director tendering a resignation pursuant to this provision shall not participate in the Corporate Governance Committee recommendation or action of the Board of Directors regarding whether to accept the resignation offer.

        The Board of Directors recommends that stockholders vote FOR the election of the nominees named below.

        Set forth below is information with respect to the nominees for directors:

        Ben Feder, age 44, has been serving as the Chief Executive Officer and a director of the Company since he was nominated by certain stockholders of the Company and elected to the Board of Directors at the Company's 2007 annual meeting of stockholders on March 29, 2007. Mr. Feder is also a partner of ZelnickMedia, a media investment and management firm, and is involved in overseeing ZelnickMedia's interest in Columbia Music Entertainment (CME) of Japan. He is a director of CME, which is traded on the Tokyo Stock Exchange. Prior to co-founding ZelnickMedia in 2001, Mr. Feder was Chief Executive Officer of MessageClick, Inc., a leading provider of voice messaging technology for next-generation telephone networks, and held a senior position with News Corporation.

        Strauss Zelnick, age 50, has been Executive Chairman of the Company since February 2008 and has been the non-executive Chairman of the Company since he was nominated by certain stockholders of the Company and elected to the Board of Directors at the Company's 2007 annual meeting of stockholders on March 29, 2007. Mr. Zelnick is also a partner of ZelnickMedia and is Chairman of Columbia Music Entertainment (CME) of Japan, Online Testing Exchange, Inc. and ITN Networks. He also serves on the Boards of Directors of Blockbuster Inc. and Naylor LLC. Mr. Zelnick served as Executive Chairman of Direct Holdings, the parent company of Time Life and Lillian Vernon until the company was sold to Reader's Digest in March 2007. Prior to co-founding ZelnickMedia in 2001, Mr. Zelnick was President and Chief Executive Officer of BMG Entertainment, an entertainment company with more than 200 record labels and operations in 54 countries. Mr. Zelnick has also served as President and Chief Executive Officer of Crystal Dynamics, Inc and as President and Chief Operating Officer of Twentieth Century Fox. He is an associate member of the National Academy of Recording Arts and Sciences and served on the Board of Directors of the Recording Industry Association of America and the Motion Picture Association of America.

        Robert A. Bowman, age 52, has been a director of the Company since April 2007. Mr. Bowman is the President and Chief Executive Officer of Major League Baseball Advanced Media, LP, which manages the interactive and Internet rights for Major League Baseball, a position he has held since 2000. Prior to joining MLB Advanced Media, Mr. Bowman was President and Chief Operations Officer of ITT Corporation from 1995 to 2000, where he previously served as Chief Financial Officer from 1991 to 1995. Mr. Bowman served as the Treasurer of the State of Michigan from 1983 to 1990, overseeing its tax policy and collection and the state's pension fund. Mr. Bowman serves as President of the Michigan Education Trust and is a director of Blockbuster Inc., The Warnaco Group, Inc. and World Wrestling Entertainment, Inc., serving as the Chair of the Audit Committee at Blockbuster and on the Audit Committee and Compensation Committee at Warnaco and the Audit Committee at World Wrestling Entertainment, Inc.

        Grover C. Brown, age 72, has been a director of the Company since March 2006. Mr. Brown was not nominated by certain stockholders of the Company, and therefore not elected, to the Board of Directors at the Company's 2007 annual meeting of stockholders on March 29, 2007. However, at a meeting of the Board held immediately thereafter, the Board reappointed him to the Board. Mr. Brown, a former judge, has been special counsel at the law firm of Gordon, Fournaris & Mammarella, P.A. since March 2000. Previously, Mr. Brown was a partner at the law firm of Morris,

James, Hitchens & Williams from 1985 to 2000. Mr. Brown served as Chancellor and Vice Chancellor of the Delaware Court of Chancery from 1973 until 1985 and was a Family Court Judge for the State of Delaware prior to that time. Mr. Brown is a director of Cablevision Systems Corporation, a telecommunications and entertainment company and a member of its Special Litigation Committee.

        Michael Dornemann, age 62, was nominated by certain stockholders of the Company and elected to the Board of Directors at the Company's 2007 annual meeting of stockholders on March 29, 2007. Mr. Dornemann is an entertainment and marketing executive with more than 30 years of management consulting, corporate development, strategic advisory and media experience. Since 2001, Mr. Dornemann has served on several boards and currently serves on the Board of Directors of Jet Set AG, a worldwide fashion company based in Switzerland, as Vice-Chairman of Access Worldwide Communications and on the Board of Directors of Columbia Music Entertainment (CME) of Japan. Prior to 2001, Mr. Dornemann was an executive board member of Bertelsmann AG for 16 years and Chief Executive Officer of Bertelsmann Entertainment (music and television division) and held positions with IBM and Boston Consulting Group.

        John F. Levy, age 52, has been a director of the Company since March 2006. Since May 2005, Mr. Levy has served as the Chief Executive Officer of Board Advisory Services, a consulting firm that advises public companies in the areas of corporate governance, corporate compliance, financial reporting and financial strategies. From November 2005 to March 2006, Mr. Levy was the Interim Chief Financial Officer of Universal Food & Beverage Company, which filed a voluntary petition under the provisions of Chapter 11 of the United States Bankruptcy Act on August 31, 2007. From November 1997 to May 2005, Mr. Levy served as Executive Vice President and Chief Financial Officer of MediaBay, Inc., a provider of premium spoken word audio content. While at MediaBay, he also served for a period as its Chairman and Vice Chairman. Mr. Levy is a certified public accountant with nine years of experience with the national public accounting firms of Ernst & Young, Laventhol & Horwath and Grant Thornton LLP. Mr. Levy is a director, Lead Director and Chairman of the Audit Committee and a member of the Compensation Committee of Gilman+Ciocia, Inc., which provides tax preparation and financial planning services to individuals. Mr. Levy is also a director of Atlas Mining Company.

        J Moses, age 49, was nominated by certain stockholders of the Company and elected to the Board of Directors at the Company's 2007 annual meeting of stockholders on March 29, 2007. Since 1997, Mr. Moses has been the Chief Executive Officer of UGO Networks, Inc., an online publisher delivering information and entertainment for "gamers." Mr. Moses, who co-founded UGO Networks, managed the sale of that company to the Hearst Corporation in August 2007, where he continues to oversee that company. Prior thereto, Mr. Moses served as President of MTV Russia and oversaw the launch of MTV Networks in Russia in 1996. Mr. Moses, a 30 year veteran of the media industry, also served as the President of BMG Interactive from 1992 to 1995.

        Michael Sheresky, age 40, was nominated by certain stockholders of the Company and elected to the Board of Directors at the Company's 2007 annual meeting of stockholders on March 29, 2007. Since 1997, Mr. Sheresky has held a number of positions at the William Morris Agency, a talent agency, and he currently serves as a Senior Vice President in its Motion Picture Department.

        Set forth below is information with respect to the Company's executive officers who are not also directors:

        Lainie Goldstein, age 40, became Chief Financial Officer of the Company in June 2007 and prior thereto served as the Company's Senior Vice President of Finance since November 2003. Prior to joining the Company in November 2003, Ms. Goldstein spent seven years in various finance positions with Nautica Enterprises, an apparel company, most recently as Vice President, Finance and Business Development. Ms. Goldstein is a certified public accountant, and held positions in the audit and reorganization departments at Grant Thornton LLP.

        Seth Krauss, age 37, has been the Executive Vice President and General Counsel of the Company since March 2007. Prior to that time, he served in the Legal and Compliance Division of Morgan

Stanley, a global financial services company, first as Vice President and Counsel and then as Executive Director and Counsel from March 2004 to March 2007, where most recently he had been responsible for coordinating all significant regulatory and law enforcement matters for Morgan Stanley in the United States and served as one of the firm's senior liaisons to its U.S.-based financial regulators and law enforcement agencies. From 1995 until joining Morgan Stanley in March 2004, Mr. Krauss served as an Assistant District Attorney and Senior Investigative Counsel in the New York County District Attorney's Office, where his work included leading complex, long-term investigations into violations of securities, banking, accounting, taxation and related laws and regulations, working closely with the SEC, FINRA (formerly the NASD and the NYSE), as well as numerous state, federal and international financial regulators and law enforcement agencies.

        Gary Dale, age 47, became Executive Vice President of the Company in December 2007. Prior to that time, he was Chief Operating Officer of the Company's Rockstar Games publishing label since joining the Company in January 2007. Mr. Dale previously served as the European Managing Director of Capcom Co. Ltd., an interactive entertainment company, from November 2003 to January 2007. From 2000 to 2003, he was Chief Executive Officer of Granada Sky Broadcasting, an operator of television channels in the United Kingdom, where he was responsible for production, programming, operations, sales and marketing. From 1998 to 2000, he served as Senior Vice President of International Marketing at BMG Music, overseeing all marketing activities outside of North America. Prior to that, he was President of the Interactive Software and Video Division of BMG Entertainment from 1994 until the Company acquired BMG Interactive in March 1998.

        Karl Slatoff, age 37, became Executive Vice President of the Company in February 2008. Mr. Slatoff is also a partner of ZelnickMedia. Prior to joining ZelnickMedia in 2001, Mr. Slatoff served as Vice President, New Media for BMG Entertainment, where he was responsible for guiding BMG's online digital strategies, including the development of commercial digital distribution initiatives and new business models for the sale and syndication of online content. From 1994 to 1996, Mr. Slatoff worked in strategic planning at the Walt Disney Company, where he focused on the consumer products, studio and broadcast divisions, as well as several initiatives in the educational, publishing and new media sectors. From 1992 to 1994 Mr. Slatoff worked in the corporate finance and mergers and acquisitions units at Lehman Brothers where he focused on the consumer products and retail/merchandising industries.

        Section 16(a) Beneficial Ownership Compliance.    Based solely on a review of Forms 3, 4 and 5 furnished to the Company with respect to its most recent fiscal year, the Company believes that all reporting persons currently required to file such reports under the Securities Exchange Act of 1934 filed such reports on a timely basis, except that each of Messrs. Moses and Sheresky filed a late Form 4 relating to an option grant to him due to delays in applying for EDGAR codes for first time filers.

        Meetings of Directors.    The Board of Directors holds regularly scheduled meetings during the year and holds additional meetings as necessary or desirable. During the fiscal year ended October 31, 2007, the Board of Directors held 17 meetings. Each of the incumbent directors attended more than 75% of the meetings of the Board of Directors and all committees thereof on which he served during the period for which he was a director.

        Independent Directors.    The Board has determined that Messrs. Bowman, Brown, Dornemann, Levy, Moses and Sheresky are "independent" directors as defined under the rules of the NASDAQ Stock Market. During the fiscal year ended October 31, 2007, the independent directors met in executive session (outside the presence of management) on several occasions. The Board has three committees comprised of independent directors, a Compensation Committee, a Corporate Governance Committee and an Audit Committee, each of which is governed by a written charter. These written charters and the Company's code of business conduct and ethics are posted on the Company's website at www.take2games.com and can be accessed by clicking on "Corporate," then "Corporate Overview" then "Governance Policies." The Board has an Executive Committee, currently comprised of

Messrs. Dornemann (Chair), Feder and Zelnick. The Board also established a Special Litigation Committee in 2006, which is currently comprised of Messrs. Brown, Levy and Zelnick, which, among other things, is responsible for investigating the allegations made in certain stockholder derivative actions and investigating the Company's past option granting practices. Certain information as to the Compensation Committee, the Corporate Governance Committee and the Audit Committee is set forth below.

        Compensation Committee.    The Company has established a Compensation Committee of the Board of Directors, currently comprised of Messrs. Dornemann (Chair), Sheresky and Moses. The function of the Compensation Committee is to review compensation policies and procedures of the Company, evaluate and approve the executive officers' compensation and make recommendations to the Board of Directors regarding executive compensation. The Compensation Committee held 11 meetings during the fiscal year ended October 31, 2007.

        Corporate Governance Committee.    The Company has established a Corporate Governance Committee, currently comprised of Messrs. Moses (Chair), Bowman, Brown and Sheresky. This committee is responsible for creating and maintaining overall corporate governance policies for the Company and identifying, screening and recruiting director candidates for the Board of Directors. The Corporate Governance Committee held three meetings during the fiscal year ended October 31, 2007.

        The Corporate Governance Committee will consider nominees recommended by stockholders, provided that the recommendation contains sufficient information for the Committee to assess the suitability of the candidate. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the Committee receive.

        When selecting directors, the Board will review and consider many factors, including experience, business understanding, achievement, available time, diversity, age, skills and independence. It will also consider ethical standards, integrity and any conflict of interest. It considers recommendations primarily from members of the Board and management. The Committee conducts interviews with candidates who meet the Board's criteria, and has full discretion in considering its nominations to the Board. The Board of Directors adopted Corporate Governance Guidelines, which include criteria to assess the suitability of candidates for the Board of Directors. These Corporate Governance Guidelines are posted on the Company's website at "www.take2games.com" and can be accessed by clicking on "Corporate," then "Corporate Overview" then "Governance Policies."

        A stockholder wishing to nominate a candidate for election to the Board at the Company's Annual Meeting of Stockholders to be held in 2009 is required to give written notice of an intention to make such a nomination by no later than November 11, 2008. Such notice should be addressed to Take-Two Interactive Software, Inc., 622 Broadway, New York, New York 10012, Attention: Corporate Communications.

        The notice of nomination is required to contain information about both the nominee and the stockholder making the nomination, including information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under the applicable rules of the NASDAQ Stock Market, or, alternatively, a statement that the recommended candidate would not be so barred. A nomination that does not comply with the above requirements will not be considered.

        Audit Committee.    The Company has established an Audit Committee of the Board of Directors, currently comprised of Messrs. Levy (Chair), Dornemann and Moses. The Board of Directors has determined that Mr. Levy qualifies as an "audit committee financial expert" under federal securities laws. The Audit Committee held five meetings during the fiscal year ended October 31, 2007.

        Director Training.    Mr. Levy, Chairman of the Audit Committee, has completed 64 hours of training sessions since May 2006, including "Audit Committee Institute Roundtable" presentations by

KPMG; a "Stock Option Backdating and Practices Conference" presented by Blank Rome LLP; an "Audit Committee Fundamentals Seminar," "Annual Corporate Governance Conference" and an "Audit Committee Issues Conference" presented by NACD; a "National SEC Reporting Conference" and an "Institute FASB/GAAP In-Depth Workshop" presented by the SEC; and an "Annual Board Room Summit" presented by Corporate Board Member Magazine. Mr. Moses also attended the "Annual Board Room Summit" presented by Corporate Board Member Magazine. Mr. Sheresky attended the first day of a "Director Training and Certification Program" presented by UCLA Anderson School of Management. Messrs. Brown, Dornemann, Feder, Moses and Zelnick participated in ISS accredited training provided by The Director's Network, via Deloitte & Touche. In December 2007, the Board adopted a director training policy providing that directors shall attend at least eight hours of ISS accredited training each year.

        Director Stock Ownership Guidelines.    In June 2007, the Company adopted stock ownership guidelines for non-employee directors of the Company. Under these guidelines, non-employee directors are encouraged to own shares of Common Stock having a value equal to three times the annual cash retainer paid by the Company to its non-employee directors, which is currently $60,000. The ownership guidelines propose that current non-employee directors achieve such stock position within five years after the date of the adoption of the guidelines and that future non-employee directors achieve such ownership position within five years after the date of their election to the Board.

        Code of Business Conduct and Ethics.    In September 2007, the Company adopted a revised written Code of Business Conduct and Ethics that applies to the directors, officers and employees of the Company, including the Company's principal executive officer, principal financial officer, principal accounting officer and controller and any persons performing similar functions. A copy of the Code of Business Conduct and Ethics is posted on the Company's website at "www.take2games.com" and can be accessed by clicking on "Corporate," then "Corporate Overview" then "Governance Policies."

        Conflict of Interest Guidelines for Directors / Directors' Code of Conduct.    In September 2007, the Company adopted a written Conflict of Interest Guidelines for Directors / Directors' Code of Conduct that applies to directors of the Company. A copy of the Conflict of Interest Guidelines for Directors / Directors' Code of Conduct is posted on the Company's website at "www.take2games.com" and can be accessed by clicking on "Corporate," then "Corporate Overview" then "Governance Policies."

        Attendance at Stockholder Meetings.    The Board has adopted a policy whereby directors are strongly encouraged to attend the Company's annual meeting of stockholders. Three of our former directors and all of our current directors attended the last annual meeting of the Company's stockholders in March 2007.

        Certain Legal Proceedings.    As disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2007 accompanying this proxy statement, the Company and certain of its former officers and directors and two current directors, Messrs. Brown and Levy, are defendants in a number of legal proceedings, including a number of purported derivative proceedings.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives and Philosophy of Executive Compensation

        The Company's mission is to produce superior financial returns to stockholders by creating and distributing premium quality interactive entertainment software designed to meet the mainstream entertainment choices of an increasingly mature and sophisticated audience. In order to fulfill this mission, the Company must attract and retain employees, including our principal executive officer, principal financial officer and the three other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"), who are committed to creativity, efficiency and innovation, who will support the Company's strong team orientation, and who understand and are capable of adhering to sound corporate governance policies. Our approach to executive compensation this past fiscal year has been particularly proactive and focused, due to the challenges we face in recruiting and retaining employees as a result of past regulatory and legal issues affecting the Company. Accordingly, our executive compensation is designed to:

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  enhance the profitability of the Company and increase stockholder value;

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  align the Named Executive Officers' and stockholders' interests by encouraging and facilitating significant ownership of our Common Stock by the Named Executive Officers;

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  provide competitive compensation that will attract and retain qualified Named Executive Officers;

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  reward Company success, while promoting each Named Executive Officers' profitability, individual initiative, leadership and achievement and contribution to the Company's growth; and

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  motivate the Named Executive Officers to build a career at the Company, to contribute to our future success and to build long-term stockholder value by linking a significant part of their compensation to the Company's financial and stock price performance, especially long-term performance.

        A significant portion of total compensation paid to the Company's Named Executive Officers is placed at risk through annual and long-term incentives. As shown in the Summary Compensation Table, in 2007, restricted stock awards, stock options and annual bonuses in the aggregate represented on average approximately 60% of the compensation for the Named Executive Officers. The combination of incentives is designed to balance annual operating objectives and Company earnings performance with longer-term stockholder value creation.

        The Company seeks to provide competitive compensation that is commensurate with performance. The Company has recently instituted a planning and goal-setting process (on a Company-wide, business unit and individual basis) that is integrated into the compensation system, enhancing the relationship between individual efforts, Company results, and financial rewards.

Role of the Compensation Committee

General

        The Compensation Committee reviews compensation policies and procedures of the Company and evaluates and approves the Named Executive Officers' compensation. The Compensation Committee currently consists of three members of the Company's Board of Directors, Messrs. Dornemann (Chair), Sheresky and Moses, each of whom is an independent director under Nasdaq's Rule 4200, a "non-employee director" as defined under the SEC rules and an "outside director" as defined under Section 162(m) of the Internal Revenue Code (the "Code"). The Compensation Committee held 11 meetings during the fiscal year ended October 31, 2007.

Role of Management

        When considering decisions concerning the compensation of the Named Executive Officers (other than the Chief Executive Officer), the Compensation Committee asked for the recommendations of the Chairman (now the Executive Chairman) and the Chief Executive Officer, including their evaluation of each of the Named Executive Officers' performance.

Use of Outside Advisors

        In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of independent compensation consulting firms. During the course of the fiscal year, Executive Compensation Advisors advised the Company with respect to the appropriate compensation for Ms. Goldstein's employment agreement and in September 2007, the Compensation Committee retained the services of Executive Compensation Advisors to perform benchmarking of compensation packages, to review our compensation programs and to develop recommendations regarding our annual and long-term incentive programs in which Ms. Goldstein and Mr. Krauss participate. In addition, from time to time during the fiscal year, the Company utilized data from Radford Surveys + Consulting. The compensation consultants typically obtain input and feedback from management regarding its consulting work product prior to finalization and presentation to the Compensation Committee in order to confirm alignment with the Company's business strategy, resolve questions regarding compensation data or other similar issues, if any.

        The Compensation Committee has the authority to retain, terminate and set the terms of the Company's relationship with any outside advisors that assist the Compensation Committee in carrying out its responsibilities.

Elements of Executive Compensation

Pay Element—Overview

        Executive compensation for our Named Executive Officers consists of the following elements:

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  Base salary

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  Annual incentive compensation

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  Long-term incentives (consisting of restricted stock and stock options)

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  Other compensation (consisting of a 401(k) plan, a medical expenses reimbursement plan and other benefits and perquisites)

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  Employment and management agreements

        During the fiscal year ended October 31, 2007, Mr. Feder received no direct compensation from us, other than payment of life insurance premiums and reimbursement under the Company's medical expense reimbursement plan. Accordingly, his compensation is not described under the headings "Base Salary," "Annual Incentive Compensation" and "Long-Term Incentives." On February 14, 2008, we entered into an employment agreement with Mr. Feder under which he will receive an annual salary of $1.00 and he will be entitled to participate in all benefits and plans which the Company may institute from time to time for our executive officers and employees. In addition, as a partner of ZelnickMedia, Mr. Feder is indirectly compensated by us through our management agreement with ZelnickMedia. See "Executive Compensation—Employment, Management and Separation Agreements—ZelnickMedia Corporation" for further information regarding our management agreement with ZelnickMedia and our employment agreement with Mr. Feder.

Base Salary

        The Company pays base salaries to certain Named Executive Officers in order to provide them with fixed pay that takes into account their role and responsibilities, experience, expertise and individual performance. Decisions regarding salary increases take into account the Named Executive Officers' current salary, the salary of other Company executives, the value in the marketplace and the executive's performance. The Compensation Committee reviewed and approved the base salaries for the Named Executive Officers (other than the Chief Executive Officer) based on these factors. Base salaries are set in the Named Executive Officers' employment agreements and are subject to annual review by the Compensation Committee, including for discretionary increases from year to year.

Annual Incentive Compensation

        The Compensation Committee has the authority to award annual performance-based bonuses to certain Named Executive Officers pursuant to their employment agreements with the Company. The Compensation Committee believes that the annual performance-based bonuses provide the incentives necessary to retain our Named Executive Officers and reward them for their attainment of the Company's business goals.

        Pursuant to her employment agreement, Ms. Goldstein is eligible for an annual performance-based cash bonus equal to up to 75% of her base salary based on the achievement of certain budgeted EBITDA as follows:

Actual EBITDA	Annual Bonus
Less than 80% of the budget	No bonus earned
80%–100% of the budget	12.5%–50% of base salary
100%–120% of the budget	50%–75% of base salary
Greater than 120% of the budget	Capped at 75% of base salary

        "Actual EBITDA" is defined as the net income recorded for the Company, adding back interest, depreciation, amortization and tax expenses and excluding one-time and extraordinary items. If Actual EBITDA is in between the range, the bonus is determined on a proportional, sliding scale basis. The Company's budgeted EBITDA is determined by the Board after consultation with Ms. Goldstein and in accordance with past practices, and these targets were established to be aligned with our historical bonus structure. For the year ending October 31, 2007, the budgeted EBITDA was $30,400,000, but due the delayed release of Grand Theft Auto IV, actual EBITDA was less than 80% of budgeted EBITDA and Ms. Goldstein did not receive a bonus for the fiscal year 2007. However, the Compensation Committee intends to consider, at its regularly scheduled second quarter meeting in March 2008, an award to Ms. Goldstein which would be a special bonus equal to 50% of her base salary in recognition of her overall strong performance during the 2007 fiscal year, a significant portion of which was in her capacity as our Chief Financial Officer.

        Mr. Krauss is also eligible to receive an annual performance-based cash bonus equal to up to 50% of his base salary, based on reasonable and appropriate quantitative and qualitative performance targets. In the fiscal year ended October 31, 2007, Mr. Krauss received a one-time bonus in the amount of $50,000, which was subject to, and paid upon, the completion of three months of employment. This bonus was part of the compensation awarded to encourage Mr. Krauss to join the Company and to compensate him for forfeited equity awards granted by a prior employer. In addition, the Compensation Committee awarded an annual performance bonus of $116,500 to Mr. Krauss. This bonus was awarded in recognition of his strong performance during the fiscal year, including, for example, enhancing and expanding our legal department, addressing the global governance of the Company, managing our internal investigation of our past option granting practices and the related litigation and regulatory investigations, interfacing and coordinating with management, ZelnickMedia and the Board, and assuming responsibility for additional duties, such as managing insurance globally and administratively managing our internal audit department. The amount of the $116,500 bonus was calculated based on the full amount of Mr. Krauss's target bonus equal to 50% of his annual salary, pro rated for the portion of the fiscal year Mr. Krauss was employed by us. Mr. Krauss's employment agreement contemplates that any cash bonus for the fiscal year 2007 be prorated for the period of his employment.

        In addition, pursuant to their former employment agreements which were effective during part of our fiscal year 2007, Messrs. Eibeler, Winters and Judd were each eligible for an annual performance-based cash bonus, based on the achievement of certain performance targets and mutually agreed upon: Mr. Eibeler in an amount of up to 100% of his base salary, Mr. Winters in an amount of up to 50% of his base salary and Mr. Judd in an amount of $275,000. However, Messrs. Eibeler, Winters and Judd were not awarded annual performance bonuses because of the termination of their employment with the Company prior to the end of our fiscal year 2007.

        In September 2007, Executive Compensation Advisors made recommendations regarding our annual and long-term incentive award programs so that our 2008 program will be consistent across the Company and market competitive. Our 2008 program is based on key business metrics (generally, the extent to which profitability exceeds a certain budget) and results will be determined based on formulaic results, at the individual and/or group level. For corporate executives other than Messrs. Feder, Krauss and Slatoff and Ms. Goldstein, the annual incentive plan is based on the achievement of an EBITDA target that is established prior to the beginning of the Company's fiscal year and the annual bonus opportunity is as follows:

	Budget Achieved	Payout
Below Threshold	< 75% of Budget	0% payout
Threshold	75% of Budget	20% payout equal to 10% of base salary
Target	100% of Budget	100% payout equal to 50% of base salary
Maximum	125% of Budget	150% payout equal to 75% of base salary

        If the budget is in between the range, the payout is proportional to the actual budget achieved. While achieving the targets of our 2008 program is substantially uncertain, the targets set forth above are challenging yet attainable goals for our talented management team. The target bonus is designed to provide corporate executives with a normal target bonus if the Company performs to expectation. The threshold bonus is designed to provide corporate executives with some bonus opportunity, but less than the target opportunity if the Company does not achieve its expected budgeted performance. If the Company exceeds its budgeted performance, corporate executives will be paid a bonus in excess of the target up to the maximum amount on a proportional sliding scale in order to reward them for the Company's outstanding performance.

Long-Term Incentives

        We believe that equity-based awards are an important factor in aligning the long-term financial interest of the officers and stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company's compensation program. All grants made to the Named Executive Officers are issued on the first available grant date following the date they are approved by the Compensation Committee, which is the fifth trading day following the filing date with the SEC of our quarterly or annual report, as the case may be.

        The Company has an incentive stock plan and a stock option plan that permit the Company to grant equity incentives in the form of stock options and/or restricted stock awards. These awards are designed to provide emphasis on providing significant incentives for continuing growth in stockholder value. Equity-based awards were generally granted on an annual basis to existing key employees and on a quarterly basis to new key employees on the commencement of employment and to existing key employees following a significant change in job responsibilities or to meet other special retention objectives. During the fiscal year ended October 31, 2007, the Named Executive Officers were granted stock options and restricted stock. However, since February 2007, the Company has and intends in the future to predominantly grant restricted stock in order to provide for an award that contains both substantial incentive and retention characteristics.

        Before September 2007, in determining the amount of stock options or restricted stock to be granted to the Named Executive Officers, we generally took into account historical practices and any special retention objectives. However, for the fiscal year 2008, we have generally followed certain guidelines in our 2008 long-term equity incentive program which was recommended by Executive Compensation Advisors and adopted by the Compensation Committee. Pursuant to these guidelines, the amount of an award granted to a Named Executive Officer (other than Messrs. Feder and Slatoff) is based on a dollar range from $250,000 to $350,000 for U.S.-based executives and from $175,000 to $245,000 for non-U.S.-based executives. The Chief Executive Officer makes recommendations to the Compensation Committee and the Compensation Committee then determines the amount of the award that will be granted within the dollar range. On December 28, 2007, the Compensation Committee granted certain equity awards to Ms. Goldstein (valued at $300,000) and Mr. Krauss (valued at $350,000) in recognition of their fiscal year 2007 performance. Such awards were within the dollar range contemplated for Named Executive Officers. Such grants contain both time-based vesting and performance-based vesting, because the Compensation Committee and management believe that equity awards should contain a performance element in order to better align the Named Executive Officers' performance with the success of the Company.

        In the past, the Compensation Committee granted equity awards by designating a specific number of shares underlying the award. However, since September 2007, the Compensation Committee has generally determined the dollar value of a grant, using the average of the closing price of the Common Stock during the 10-day period preceding the date of grant, and then calculated a grant to correspond to such dollar value. In addition, the Compensation Committee generally follows a practice of granting equity awards on a quarterly basis, and since June 2007, the Compensation Committee has granted awards on the fifth trading day after the Company files its Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable. We have also employed Merrill Lynch to perform stock services administration which, among other things, allows us to better manage the sale of stock by Named Executive Officers (upon vesting) and cover the Named Executive Officer's tax liabilities. We believe that implementing the foregoing measures will ensure sound equity granting practices.

  Stock Options

        Our 2002 Stock Option Plan (the "2002 Plan") authorizes us to grant options to purchase shares of common stock to our officers, directors, employees and consultants. The Compensation Committee reviews and approves stock option awards to the Named Executive Officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each Named Executive Officer's existing long-term incentives, and retention considerations.

        During the fiscal year ended October 31, 2007, certain Named Executive Officers were awarded stock options in the amounts indicated in the Grants of Plan-Based Awards Table. This includes stock options granted to Mr. Krauss in connection with the commencement of his employment (which includes grants to compensate him for forfeited equity granted by a prior employer). Stock options granted by us have an exercise price equal to the fair market value of our common stock on the day of grant, typically vest over a three-year period (with 33% vesting 12 months after the grant date and the remainder vesting ratably each year thereafter based upon continued employment) and generally expire five years after the date of grant. The vesting of stock options may be accelerated in certain situations pursuant to the terms of the Named Executive Officer's employment agreement. See the Potential Payments Upon Termination or Change in Control table for further information regarding the accelerated vesting of stock options.

  Other Equity-Based Awards

        Our Incentive Stock Plan authorizes us to grant restricted stock, deferred stock and other stock-based awards of our common stock to directors, officers and other employees. Our Compensation Committee oversees the administration of this plan. We are amending the Incentive Stock Plan, conditioned on the approval of Proposal 2, in order to: (i) provide for an increase in the number of shares of Common Stock reserved for issuance under the Incentive Stock Plan and (ii) permit the issuance of awards under the Incentive Stock Plan to consultants of the Company and its subsidiaries.

        During the fiscal year ended October 31, 2007, certain Named Executive Officers were awarded restricted stock in the amounts indicated in the Grants of Plan-Based Awards Table. This includes restricted stock granted to Mr. Krauss in connection with the commencement of his employment (which includes grants to compensate him for forfeited equity granted by a prior employer) and to Ms. Goldstein in connection with her promotion to the position of Chief Financial Officer. Such restricted stock vests in one-third increments on the first, second and third anniversaries of the date of grant. The vesting of restricted stock may be accelerated in certain situations pursuant to the terms of the Named Executive Officer's employment agreement. See the Potential Payments Upon Termination or Change in Control Table for further information regarding the accelerated vesting of restricted stock.

        On December 6, 2006, the Compensation Committee approved awards of restricted stock to Messrs. Eibeler and Winters, subject to stockholder approval of an amendment to the Incentive Stock Plan providing for an increase in the number of shares of Common Stock reserved for issuance thereunder. The amendment was thereafter approved by stockholders on March 29, 2007 and these awards were granted on such date. Such awards were made based on the Named Executive Officers' performance and to encourage continued service with us and recalibrate their ownership on a percentage basis, taking into account equity dilution resulting from stock issuances and grants made to recently hired executives. Such restricted stock was initially scheduled to vest in one-third increments on the first, second and third anniversaries of the date of grant, which vesting was accelerated upon the termination of their employment with the Company in April 2007.

Other Compensation

  401(k) Plan

        We maintain a 401(k) savings plan and trust for our eligible employees in which Ms. Goldstein and Mr. Krauss are eligible to participate, although currently only Ms. Goldstein participates. The plan permits each participant to make voluntary pre-tax contributions and in addition, we make matching contributions equal to 50% of the participant elective deferral (excluding catch-up contributions), up to the first 6% of the participant's salary that is contributed to the 401(k) savings plan. Please see the "All Other Compensation" column in the Summary Compensation Table for further information regarding these benefits.

  Medical Expenses Reimbursement Plan

        We maintain a Medical Expenses Reimbursement Plan (the "MERP") for certain eligible employees and all of the Named Executive Officers participate, except for Messrs. Eibeler, Winters and Judd who are no longer employed by us. Pursuant to the MERP, Mr. Feder, Ms. Goldstein and Mr. Krauss are reimbursed for unreimbursed medical, dental and vision expenses, up to $10,000 per year.

  Other Benefits and Perquisites

        We provide health insurance, dental insurance, life and accidental death and dismemberment insurance and short-term and long-term disability benefits for our Named Executive Officers on the same basis as such benefits are generally provided to our employees, except that Mr. Feder, Ms. Goldstein and Mr. Krauss and are also eligible for the MERP. Mr. Krauss receives a car allowance of $1,000 per month, and pursuant to their former employment agreements with us, Messrs. Eibeler, Winters and Judd were entitled to a car allowance, as follows: Mr. Eibeler, $1,000 per month and each of Messrs. Winters and Judd, $800 per month. However, in lieu of car allowances, Messrs. Eibeler, Winters and Judd used Company-leased cars which included Company-paid insurance, gas and parking, and such arrangements exceeded each of their respective car allowances provided pursuant to their employment agreements. In addition, we provided an additional life insurance policy of $1 million for Messrs. Eibeler, Winters and Judd while they were employed with us and we paid the premiums for such policies.

        While the Compensation Committee in its discretion may revise, amend or add to the Named Executive Officers' benefits if it deems it advisable, we have no current plans to change the levels of benefits currently provided to our Named Executive Officers. The Company annually reviews these other benefits and makes adjustments as warranted based on competitive practices, the Company's performance and the individual's responsibilities and performance. The Compensation Committee has approved these other benefits as a reasonable component of the Company's executive compensation program. Please see the "All Other Compensation" column in the Summary Compensation Table for further information regarding these benefits.

Employment, Management and Separation Agreements

  Employment Agreements

        As of October 31, 2007, we had employment agreements with Ms. Goldstein and Mr. Krauss which provide for, among other things, base salary, bonus, general severance benefits and change in control benefits. The severance payable to Mr. Krauss if he is terminated without "cause" (as defined in his employment agreement and summarized in footnote 3 to the Potential Payments Upon Termination or Change in Control Table) within the first two years of the initial term of the agreement is generally enhanced, as he is entitled to continued payments of base salary for 24 months following his termination. We believe that Mr. Krauss's severance is reasonable and appropriate, given Mr. Krauss's responsibilities and in light of the legal and operational challenges the Company faced at the time of his retention, and such severance was a point of negotiation of his employment terms. We also believe that granting these arrangements with our Named Executive Officers is an important element in the retention of such Named Executive Officers which is consistent with our compensation philosophy.

        On February 14, 2008, we entered into an employment agreement with Mr. Feder that provides for, among other things, base salary of $1.00. He will also be eligible to participate in all benefits and plans which the Company may institute from time to time for our executive officers and employees. Upon termination of his employment, Mr. Feder is not entitled to any general severance benefits.

        We believe that a strong, experienced management team is essential to the best interests of the Company and our stockholders. We recognize that the possibility of a change in control could arise and that such a possibility could result in the departure or distraction of members of the management team to the detriment of the Company and our stockholders. We have entered into the employment agreements with Ms. Goldstein and Mr. Krauss in order to minimize employment security concerns arising in the course of negotiating and completing a significant transaction. The benefits, which are payable if there is a change of control (with respect to Ms. Goldstein) or if the Named Executive Officer is terminated by the Company without cause in connection with a change in control, are enumerated and quantified in the section captioned "Executive Compensation—Employment, Management and Separation Agreements."

  ZelnickMedia Management Agreement

        We entered into a management agreement, dated March 30, 2007, with ZelnickMedia, a media investment and management firm, to provide us with executive management services through October 31, 2011 (with automatic one-year renewals thereafter). Stockholders then holding approximately 46% of our outstanding shares of Common Stock negotiated the management agreement on our behalf and, after their election at the 2007 annual meeting of stockholders, the directors of the Company approved the execution of the management agreement by the Company, with Messrs. Feder and Zelnick not participating in the vote or discussion related thereto. Pursuant to the management agreement, ZelnickMedia provides financial and management consulting services to the Company. ZelnickMedia consults with the Board of Directors and management of the Company and its subsidiaries in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board of Directors. In addition, pursuant to the management agreement, Strauss Zelnick may hire and/or terminate the chief executive officer and the chief financial officer, subject to the approval of the Compensation Committee of the Board. Messrs. Zelnick, Feder and Slatoff, each of whom is a partner at ZelnickMedia, as well as other employees of ZelnickMedia, provided services to us during the fiscal year ended October 31, 2007 pursuant to the management agreement. The management agreement also provides for, among other things, an annual fee, an annual incentive bonus, reimbursement of expenses and a grant of options to purchase 2,009,075 shares of Common Stock.

        On February 14, 2008, we entered into an amendment to the management agreement with ZelnickMedia. The amendment, among other things, increases the annual management fee and the maximum annual bonus effective April 1, 2008, extends the term of the management agreement by one year to October 31, 2012 effective immediately and provides that ZelnickMedia will provide the services of certain individuals, including the services of Messrs. Zelnick, Feder and Slatoff, and such other individuals as it deems appropriate on a project-by-project, as needed basis for the performance of the management agreement. In addition, the amendment to the management agreement with ZelnickMedia provides that subject to, and effective only upon, the approval of the proposal to amend the Incentive Stock Plan (Proposal 2) at the Annual Meeting, the management agreement will also provide for additional awards of time-based and performance-based restricted stock to ZelnickMedia.

        For more information regarding our management agreement with ZelnickMedia and the recent amendment thereto, see "Executive Compensation—Employment, Management and Separation Agreements—ZelnickMedia Corporation."

  Separation Agreements.

        As more fully described in the section captioned "Executive Compensation—Employment, Management and Separation Agreements," our employment agreements with Messrs. Eibeler, Winters and Judd were terminated and Messrs. Eibeler and Winters entered into Separation Agreements and General Releases, which provide for, among other things, severance payments, consulting fees, certain health benefits and a car allowance.

Pay Mix

        We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of secure compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards. By following this approach, we provide the Named Executive Officers with a measure of security in the minimum expected level of compensation, while motivating our Named Executive Officers to focus on business metrics that will produce a high level of short-term and long-term performance for the Company and long-term wealth creation for the Named Executive Officers, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for our annual performance bonus and long-term incentive program likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

        For our Named Executive Officers, the mix of compensation is weighted toward at-risk pay (annual incentives and long-term incentives). Maintaining this pay mix results fundamentally in a pay-for-performance orientation for the Company's Named Executive Officers, which is aligned with the Company's stated compensation philosophy of providing compensation commensurate with performance.

Pay Levels and Benchmarking

        Pay levels for our Named Executive Officers are determined based on a number of factors, including the individual's role and responsibilities within the Company, the individual's experience and expertise, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for the Named Executive Officers. In determining pay levels, the Compensation Committee considers all forms of compensation and benefits, including the mix thereof.

        The Compensation Committee assesses "competitive market" compensation using a number of sources. The Compensation Committee has not historically established benchmarks for the Named Executive Officers' compensation, and instead, has determined compensation levels based on the compensation of other executives of the Company and the general performance of the Company. However, the Compensation Committee expects to use benchmarking in the future to determine the compensation of its Named Executive Officers. In September 2007, the Compensation Committee reviewed total compensation (including base salary, bonuses and long-term incentives) as compared to competitive market data for Ms. Goldstein and Mr. Krauss using competitive market data provided by Executive Compensation Advisors. In addition, in performing its competitive market analysis for establishing our 2008 incentive program, Executive Compensation Advisors performed a peer group analysis composed of the following 19 companies:

•	GameStop	•	Playboy Enterprises
•	Electronic Arts	•	Mattel
•	Activision	•	Hasbro
•	THQ	•	Jacks Pacific
•	Midway Games	•	Leap Frog Enterprises
•	Warner Music Group	•	Adobe Systems
•	Lions Gate Entertainment	•	Intuit
•	Navarre	•	Autodesk
•	Dreamworks Animation	•	McAfee
•	Marvel Entertainment

        After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee makes decisions regarding individual Named Executive Officers' target total compensation opportunities based on the need to attract, motivate and retain an experienced and effective management team. Relative to the competitive market data, for the fiscal year ended October 31, 2007, the Compensation Committee generally intended that the base salary and target annual incentive compensation for each Named Executive Officer would be around the median of the competitive market, based on market analysis performed by Executive Compensation Advisors during the fiscal year 2007. In fiscal year 2007, Ms. Goldstein's compensation was slightly below the median. Mr. Krauss's compensation included a one-time cash bonus and grants of restricted stock and stock options in connection with his commencement of employment. Excluding such amounts, as they represented one-time cash payments and equity grants, Mr. Krauss's compensation was also below the median.

        As noted above, notwithstanding the Company's overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.

        The level and mix of compensation that is finally decided upon is considered within the context of both the objective data from our competitive assessment of compensation and performance, as well as discussion of the subjective factors as outlined above. The Compensation Committee believes that each of the compensation packages is within the competitive range of practices when compared to the objective comparative data even where subjective factors have influenced the compensation decisions.

Chief Executive Officer Compensation

        Mr. Feder is a partner of ZelnickMedia and he is compensated through our management agreement with ZelnickMedia. Except for the payment of life insurance premiums and health benefits provided by the Company (including his participation in the MERP), all of which is more fully described in the section captioned "Other Compensation," Mr. Feder was not compensated by us during the fiscal year ended October 31, 2007. For more information regarding our management agreement with ZelnickMedia, see "Executive Compensation—Employment, Management and Severance Agreements—ZelnickMedia Corporation."

Impact of Tax and Accounting Rules

        As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of compensation vehicles utilized by the Company.

        With respect to accounting considerations, the Compensation Committee examines the accounting cost associated with equity compensation in light of requirements under Statement of Financial Accounting Standards 123 (revised 2004) ("FAS 123R").

        With respect to taxes, the Compensation Committee will consider the impact of Section 162(m) of Code, which generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the Named Executive Officers, subject to certain exceptions.

        In general, the Company believes that compensation paid to our Named Executive Officers should be performance-based and deductible for U.S. tax purposes. In certain instances, however, we may determine that it is in our best interest and that of our stockholders to have the flexibility to pay compensation that is not deductible under the limitations of Section 162(m) of the Code in order to provide a compensation package consistent with our program and objectives.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be "soliciting material" or "filed" with the SEC and shall not be deemed to be incorporated by reference into any such filing.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:	Michael Dornemann (Chair) J Moses Michael Sheresky

Dated: February 28, 2008

EXECUTIVE COMPENSATION

        The following table sets forth summary information for the fiscal year ended October 31, 2007 with respect to cash and certain other compensation paid by the Company to, or earned by, those persons who (a) held the position of Chief Executive Officer or Chief Financial Officer during the fiscal year ended October 31, 2007, (b) were serving as executive officers of the Company as of October 31, 2007, other than its Chief Executive Officer and Chief Financial Officer and (c) were former executive officers of the Company who served as an executive officer during, but not as of the end of, the fiscal year ended October 31, 2007. In accordance with SEC rules, the compensation described in this table does not include medical or group life insurance received by the Named Executive Officers that are available generally to all salaried employees of the Company, and, except as expressly noted, perquisites and other personal benefits received by the Named Executive Officers that in the aggregate do not exceed $10,000.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended October 31,	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards (2)	All Other Compensation ($)(3)	Total ($)
Benjamin Feder(4) Chief Executive Officer	2007	—	—	—	—	1,233	1,233
Lainie Goldstein(5) Chief Financial Officer	2007	326,967	—	146,862	116,094	18,489	608,412
Seth Krauss(6) Executive Vice President and General Counsel	2007	233,740	166,500	98,993	161,235	11,717	672,185
Paul Eibeler(7) Former Chief Executive Officer and President	2007	347,019	—	1,685,312	888,008	18,185	2,938,524
Karl H. Winters(8) Former Chief Financial Officer	2007	175,952	—	468,833	116,094	28,170	789,049
Samuel Judd(9) Former Senior Vice President of Planning and Administration	2007	262,590	—	116,713	—	14,457	393,760
(1)
Represents a performance bonus awarded by the Compensation Committee. See "Compensation Discussion and Analysis—Annual Incentive Compensation."

(2)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended October 31, 2007 in accordance with FAS 123R for all stock awards or option awards, as applicable, held by such person and outstanding on October 31, 2007. For additional information, see Note 13 under the heading "Stock-Based Compensation Plans" of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2007. The amounts reflect the accounting expense for these awards and do not correspond to the actual value that may be recognized by such persons with respect to these awards.

(3)
The amounts set forth in this column represent (i) automobile allowances, lease payments and related automotive expenses paid by the Company, (ii) Company contributions to the Company's 401(k) plan, (iii) premiums on the payment of life insurance policies, and (iv) reimbursements under the Company's medical expense reimbursement plan, as follows:

Name	Automobile ($)	Company contributions to 401(k)($)	Life Insurance Policy Premiums ($)	Medical reimbursements ($)	Total ($)
Benjamin Feder	0	0	48	1,175	1,223
Lainie Goldstein	6,800	6,750	239	4,700	18,489
Seth Krauss	8,000	—	192	3,525	11,717
Paul Eibeler	11,266	2,751	1,230	2,938	18,185
Karl H. Winters	16,509	1,258	3,353	7,050	28,170
Samuel Judd	9,719	481	144	4,113	14,457
(4)
Mr. Feder received no direct compensation from the Company in fiscal 2007, other than payment of life insurance premiums and reimbursement under the Company's medical expense reimbursement plan, which payments and reimbursements aggregated less than $10,000 in 2007. Mr. Feder is a partner of ZelnickMedia, which is a party to a management agreement with the Company. See "Executive Compensation—Employment, Management and Separation Agreements—ZelnickMedia Corporation."

(5)
Ms. Goldstein was promoted to the position of Chief Financial Officer of the Company in June 2007 and currently receives an annual salary of $384,600.

(6)
Mr. Krauss commenced employment with the Company in March 2007 and currently receives an annual salary of $365,000. Mr. Krauss received a signing bonus of $50,000 and an annual bonus of $116,500.

(7)
Mr. Eibeler's employment terminated in April 2007. At the time of the termination of his employment, Mr. Eibeler was receiving an annual base salary of $825,000.

(8)
Mr. Winters' employment terminated in April 2007. At the time of the termination of his employment, Mr. Winters was receiving an annual base salary of $405,000.

(9)
Mr. Judd's employment terminated in July 2007. At the time of the termination of his employment, Mr. Judd was receiving an annual base salary of $385,000.

Grants of Plan-Based Awards During 2007 Fiscal Year

        The following table sets forth information concerning awards under the Company's equity and non-equity incentive plans granted to each of the Named Executive Officers during the fiscal year ended October 31, 2007, including performance-based awards and those using time-based vesting. Assumptions used in the calculation of certain dollar amounts are included in Note 13 to the Company's audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2007.

Name	Grant Date	Date of Compensation Committee Approval	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)			Grant Date Fair Value of Stock and Option Awards ($)(2)
Benjamin Feder	(3)	(3)	—	—			—			—
Lainie Goldstein	June 18, 2007 February 1, 2007	June 14, 2007 December 6, 2006	30,000 10,000	— —			— —		$ $	20.51 17.58
Seth Krauss	April 2, 2007 April 2, 2007	February 9, 2007 February 9, 2007	25,000 —	— 100,000	(5)	$	— 20.56	(6)	$ $	20.56 20.56
Paul Eibeler	March 29, 2007	December 6, 2006	25,000	—			—			$21.10
Karl H. Winters	March 29, 2007	December 6, 2006	10,000	—			—			$21.10
Samuel Judd	—	—	—	—			—			—

(1)
Time-based restricted stock awards granted under the Incentive Stock Plan, which awards vest, subject to continuing employment, in three equal annual installments commencing on the first anniversary of the date of grant.

(2)
These amounts are valued based on the aggregate grant date fair value of the award determined in accordance with FAS 123R. For additional information, see Note 13 under the heading "Stock-Based Compensation Plans" of the Notes to Consolidated Financial Statement included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2007. The amounts reflect the accounting expense for these awards and do not correspond to actual value that may be recognized by such persons with respect to these awards.

(3)
Mr. Feder has not received a grant of stock or option awards. Mr. Feder is a partner of ZelnickMedia, which has been granted options to purchase Common Stock. On February 14, 2008, the Board approved additional awards of restricted stock to ZelnickMedia, subject to stockholder approval, as contemplated by Proposal 2 in this proxy statement. See "Executive Compensation—Employment, Management and Separation Agreements—ZelnickMedia Corporation."

(4)
Time-based stock option awards made under the Incentive Stock Plan, which awards vest, subject to continuing employment, in three equal annual installments commencing on the first anniversary of the date of grant.

(5)
The exercise price is equal to the closing price of the Common Stock on April 2, 2007.

Outstanding Equity Awards at End of 2007 Fiscal Year

        The following table sets forth information concerning unexercised stock options, restricted stock that has not vested and stock awards outstanding for each of the Named Executive Officers as of October 31, 2007.

Stock Awards
Option Awards
Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Benjamin Feder(4)	—	—	—		—	—	—		—	—	—
Lainie Goldstein	3,333 8,000 6,667 37,500	6,667 4,000 3,333 —	— — — —	$ $ $ $	10.42 24.29 25.10 25.95	7/31/2011 7/31/2010 4/14/2010 11/02/2008	1,000 10,000 30,000	$ $ $	18,780 187,800 563,400	—	—
Seth Krauss	—	100,000	—		$20.56	4/02/2012	25,000		$469,500	—	—
Paul Eibeler	—	—	—		—	—	—		—	—	—
Karl H. Winters	—	—	—		—	—	—		—	—	—
Samuel Judd	—	—	—		—	—	—		—	—	—

(1)
Time-based stock option awards granted under the Stock Option Plan, which awards vest, subject to continuing employment, in three equal annual installments commencing on the first anniversary of the date of grant.

(2)
Time-based restricted stock awards made under the Incentive Stock Plan, which awards vest, subject to continuing employment, in three equal annual installments commencing on the first anniversary of the date of grant.

(3)
The value of these unvested restricted shares was based on the closing price of the Common Stock on October 31, 2007.

(4)
Mr. Feder has not received a grant of stock or option awards. Mr. Feder is a partner of ZelnickMedia, which has been granted options to purchase Common Stock. On February 14, 2008, the Board approved additional awards of restricted stock to ZelnickMedia, subject to stockholder approval, as contemplated by Proposal 2 in this proxy statement. See "Employment, Management and Separation Agreements—ZelnickMedia Corporation" below.

Option Exercises and Stock Vested During 2007 Fiscal Year

        The following table sets forth information concerning stock options exercised and restricted stock vested during the fiscal year ended October 31, 2007 by each of the Named Executive Officers. The value realized from exercised options is deemed to be the market value of the Common Stock on the date of exercise, less the exercise price of the option, multiplied by the number of shares underlying the option. The value realized from vested restricted stock is deemed to be the market value of the Common Stock on the date of vesting multiplied by the number of shares.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Benjamin Feder	—	—	—	—
Lainie Goldstein	—	—	1,000	$16,760
Seth Krauss	—	—	—	—
Paul Eibeler	75,000	$82,250	75,000	$1,607,250
Karl H. Winters	64,500	$153,350	23,333	$427,927
Samuel Judd	—	—	—	—

Potential Payments Upon Termination or Change in Control

        The table below sets forth amounts to be paid or benefits received by those Named Executive Officers entitled to receive any amounts or benefits upon termination of their employment, assuming such Named Executive Officers' employment had been terminated under the various circumstances set forth below as of October 31, 2007 or upon a change in control, assuming that one occurred on October 31, 2007.

Name and Principal Position	Cash Payment ($) (1)		Continuation of Medical Insurance (present value) ($)		Acceleration of Equity Awards ($) (2)	Total Termination Benefits ($)
Termination without cause:(3)
Lainie Goldstein	576,900	(5)	11,757	(9)	825,716	1,414,373
Seth Krauss	730,000	(6)	0		469,500	1,199,500
Termination due to non-renewal of employment agreement:
Lainie Goldstein	0		0		825,716	825,716
Seth Krauss	0		0		0	0
Termination without cause upon or within six months after a change in control:(3)(4)
Lainie Goldstein	769,200	(7)	0		825,716	1,594,916
Seth Krauss	730,000	(6)	0		469,500	1,199,500
Change in control(4)
Lainie Goldstein	192,300	(8)	0		0	192,300
Seth Krauss	0		0		0	0

(1)
Represents cash payments that Ms. Goldstein and Mr. Krauss are entitled to receive under their respective employment agreements with the Company. See "Employment, Management and Separation Agreements—Lainie Goldstein" and—"Seth Krauss" below.

(2)
Represents the value of unvested outstanding options and restricted stock that would accelerate and vest on a termination or change in control occurring on October 31, 2007. In the case of options, the value is calculated by multiplying the number of shares underlying each accelerated unvested option by the difference between the per share closing price of the Common Stock on October 31, 2007 and the per share exercise price. In the case of restricted stock, the value is calculated by multiplying the number of shares of restricted stock that accelerate by the per share closing price of the Common Stock on October 31, 2007.

(3)
"Cause" is generally defined under Ms. Goldstein's and Mr. Krauss's employment agreement as: (i) the continued failure to substantially perform his or her duties, (ii) the criminal conviction by plea or after trial of having engaged in criminal misconduct (including embezzlement and fraud) which is demonstrably injurious to the Company, (iii) the conviction of a felony; (iv) gross negligence affecting the Company, or (v) failure to adhere to the Company's written policies or to cooperate in any investigation or inquiry involving the Company. Ms. Goldstein is generally deemed to have been terminated without cause if: (i) the Company materially breaches the employment agreement or there is a material diminution in Ms. Goldstein's authority, duties or responsibilities or (ii) without her consent, the Company relocates her principal place of employment outside of a 10 mile radius of New York City, New York. Mr. Krauss is generally deemed to have been terminated without cause if the Company materially breaches the employment agreement or there is a material diminution in Mr. Krauss's title, status, position or responsibilities.

(4)
"Change in control" is generally defined under Ms. Goldstein's and Mr. Krauss's employment agreement as: (i) the acquisition of 50% or more of either the outstanding shares of the Company's common stock or the combined voting power of the Company's then outstanding voting securities, (ii) a merger or consolidation of the Company or any of its subsidiaries which results in the stockholders of the Company prior thereto continuing to represent less than 50% of the combined voting power of the voting securities of the Company or the surviving entity after the merger, or (iii) the sale of all, or substantially all, of the assets of the Company. In addition, Mr. Krauss's employment agreement provides that a change in control occurs upon a change in a majority of the Board which directors were not nominated by the Board immediately in place prior to such change. Ms. Goldstein's employment agreement specifies that a change in control will not be deemed to occur unless it is also a change in control for purposes of Section 409A of the Code.

(5)
Represents a lump sum cash payment equal to the sum of Ms. Goldstein's: (i) salary and (ii) a termination bonus equal to 50% of her salary.

(6)
Represents the total amount of continued payments of Mr. Krauss's salary for a period of 24 months after his termination of employment (applicable to a termination without cause occurring prior to the second anniversary of the effective date of Mr. Krauss's employment agreement).

(7)
Represents a lump sum cash payment equal to the sum of Ms. Goldstein's: (i) salary, (ii) a termination bonus equal to 50% of her salary and (iii) the aggregate stay bonus equal to six months of Ms. Goldstein's salary, 50% of which is payable on the change in control and 50% of which is payable six months following the change in control, if Ms. Goldstein is still employed on the payment date or is terminated without cause upon or within six months of a change in control.

(8)
Represents a stay bonus equal to six months of Ms. Goldstein's salary, 50% of which is payable on the change in control and 50% of which is payable six months following the change in control, provided Ms. Goldstein is employed on such payment dates or is terminated without cause upon or within six months of a change of control.

(9)
Represents the value of Company-paid COBRA medical insurance premiums for a period of 12 months from the date of Ms. Goldstein's termination, provided Ms. Goldstein does not obtain other employment which provides substantially similar or improved group health benefits.

Compensation of Directors During 2007 Fiscal Year

        The following table sets forth information concerning the compensation of the Company's non-employee directors during the fiscal year ended October 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Benjamin Feder(2)	—	—	—	—
Strauss Zelnick(2)	—	—	—	—
Robert A. Bowman	32,167	22,418	39,381	93,966
Grover C. Brown	108,222	60,851	61,692	230,765
Michael Dornemann	63,556	24,851	42,766	131,173
John F. Levy	125,278	57,391	59,918	242,587
J Moses	73,000	24,851	42,766	140,617
Michael Sheresky	35,333	24,851	42,766	102,950
Todd Emmel	35,000	37,408	—	72,408
Robert Flug	30,000	37,408	—	67,408
Oliver R. Grace, Jr.	30,000	37,408	—	67,408
Mark Lewis	30,000	37,408	—	67,408
Steven Tisch	30,000	37,408	—	67,408
Michael Malone	30,000	9,160	15,305	54,465

(1)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended October 31, 2007 in accordance with FAS 123R for all stock awards or option awards, as applicable, held by such director and outstanding on October 31, 2007. For additional information, see Note 13 under the heading "Stock-Based Compensation Plans" of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year ended October 31, 2007. The amounts reflect the accounting expense for these awards and do not correspond to actual value that may be recognized by the directors with respect to these awards.

(2)
Messrs. Feder and Zelnick are partners of ZelnickMedia. The Company issued 2,009,075 stock options to ZelnickMedia at an exercise price of $14.74 per share in August 2007. The Company recognized $1,282,867 for financial statement reporting purposes for the fiscal year ended October 31, 2007 in accordance with FAS 123R for this grant. There were no other stock awards or option awards granted to ZelnickMedia or Messrs. Feder or Zelnick in the fiscal year ended October 31, 2007. Except for the payment of premiums for life insurance and health benefits provided by the Company (including their participation in the MERP), Messrs. Feder and Zelnick were not compensated by us during the fiscal year ended October 31, 2007.

Employment, Management and Separation Agreements

ZelnickMedia Corporation

        Background.    On March 7, 2007, certain stockholders of the Company (the "Stockholder Group") filed a Schedule 13D (as amended, the "Schedule 13D") disclosing the formation of a "group" (as defined in the Securities Exchange Act of 1934). In the Schedule 13D, the Stockholder Group disclosed its intention, among other things, to attend the Company's annual meeting of stockholders held on March 29, 2007 (the "2007 Annual Meeting") and to vote all shares beneficially owned by them in favor of six director candidates named in the Schedule 13D instead of the Company's incumbent directors. These six director candidates were Strauss Zelnick, Benjamin Feder, Michael Dornemann, Michael Sheresky, J Moses and John Levy (an incumbent director of the Company).

        At the 2007 Annual Meeting, all six director candidates proposed by the Stockholder Group in the Schedule 13D were elected to the Board. At a meeting of the Board held immediately after the 2007 Annual Meeting on March 29, 2007, the Board appointed Grover C. Brown (who was an incumbent director of the Company prior to the 2007 Annual Meeting) to the Board, and appointed Strauss Zelnick as non-executive Chairman of the Company and Benjamin Feder as interim Chief Executive Officer of the Company. The Board also approved the management agreement between the Company and ZelnickMedia, as described below. Upon the election of the new Board, incumbent director and Chief Executive Officer and President of the Company Paul Eibeler ceased to be a director and was removed as Chief Executive Officer and President of the Company. The Board also approved the reimbursement of certain costs and expenses incurred by ZelnickMedia in connection with the matters relating to the 2007 Annual Meeting and the actions of the Stockholder Group in connection therewith.

        Management Agreement.    The Company entered into a management agreement (the "Management Agreement"), dated as of March 30, 2007, with ZelnickMedia, a media investment and management firm, to provide us with executive management services through October 31, 2011 (with automatic one-year renewals thereafter). Stockholders then holding approximately 46% of our outstanding shares of Common Stock negotiated the Management Agreement on our behalf and, after their election at the 2007 Annual Meeting, the directors of the Company approved the execution of the Management Agreement by the Company, with Messrs. Feder and Zelnick not participating in the vote or discussion related thereto. Pursuant to the Management Agreement, ZelnickMedia provides financial and management consulting services to the Company. ZelnickMedia consults with the Board of Directors and management of the Company and its subsidiaries in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board of Directors. The Management Agreement initially had a term ending October 31, 2011, unless earlier terminated by either ZelnickMedia or the Company in accordance with the terms thereof, with automatic renewal for successive one-year periods unless either party terminates upon 90 days' prior written notification to the other party. During the term, the Management Agreement initially provided that ZelnickMedia would receive a monthly management fee of $62,500, an annual cash bonus of up to $750,000 upon the achievement by the Company of certain performance thresholds and the grant of options and/or shares of restricted stock based on a predetermined formula. The Company did not achieve such performance thresholds for the fiscal year ended October 31, 2007 and no annual cash bonus was paid in respect of such year. The Management Agreement provided that, based on the then current market price of the Common Stock, we grant stock options and/or issue shares of restricted Common Stock to ZelnickMedia. Since the market price of the Common Stock was below the level specified in the Management Agreement, ZelnickMedia did not receive any shares of restricted Common Stock and, on August 27, 2007, we issued ZelnickMedia stock options to acquire 2,009,075 shares of Common Stock at an exercise price of $14.74 per share pursuant to the terms of the Management Agreement. These options vest in equal monthly installments over 36 months and expire 10 years from the date of grant. If the Management Agreement is terminated prior to October 31, 2012 upon a Change in Control (as defined in the Management Agreement), ZelnickMedia will be paid on the date of termination all earned but unpaid management fees and accrued but unpaid annual bonus, all management fees that would have been paid through October 31, 2012, and the amount of the annual bonus that would have been paid for the current year based on the year-to-date performance of the Company, and all unvested stock options vest. In addition, if the Management Agreement is terminated in connection with a Change in Control, ZelnickMedia will be paid on the date of termination all annual bonus payments that would have been payable through October 31, 2012, assuming 50% of the maximum annual bonus would be payable in each future fiscal year. ZelnickMedia is also entitled to the reimbursement of expenses in connection with the Management Agreement and any and all transactions relating thereto. Strauss Zelnick, the President of ZelnickMedia, was initially entitled during the term of the Management Agreement to serve as non-Executive Chairman of the Company (and now serves as Executive Chairman in accordance with the amended Management Agreement, as described below). Mr. Zelnick also has the authority during such term to hire and/or terminate the Chief Executive Officer and the Chief Financial Officer of the Company, subject to the approval of the Compensation Committee.

        The Management Agreement initially contemplated that Mr. Feder would act as the Chief Executive Officer of the Company on an interim basis while ZelnickMedia assisted the Company in identifying and recruiting a qualified individual to act as Chief Executive Officer of the Company on a permanent basis. During the course of the fiscal year ended October 31, 2007, Mr. Feder continued to devote substantially all of his business time to acting as the Chief Executive Officer of the Company and ZelnickMedia provided the services of other executives, including Messrs. Zelnick and Slatoff. These services were substantially in excess of the level of services which the parties initially contemplated would be provided by ZelnickMedia and were greatly valued by the Company. Accordingly, ZelnickMedia and the Company agreed to amend the Management Agreement to reflect the services actually being provided by ZelnickMedia and to revise the compensation payable to ZelnickMedia appropriately.

        In light of the relationships between ZelnickMedia and its partners, including Messrs. Zelnick and Feder, on the one hand, and the Company, on the other hand, independent members of the Board of Directors commenced initial informal discussions prior to December 2007 and, in December 2007, at the request of ZelnickMedia, the Board of Directors had its first of a series of formal meetings in executive session (without Messrs. Zelnick and Feder present) to discuss the Company's relationship with ZelnickMedia, the terms of the existing Management Agreement and the Company's strategy for retaining a permanent Chief Executive Officer for the Company. The Board of Directors determined that the Compensation Committee, led by Michael Dornemann, Chairman of the Compensation Committee, with the assistance of John Levy, Chairman of the Audit Committee, should evaluate the situation and the issues arising therefrom and report back to the Board of Directors, meeting in executive session, with a recommendation. In addition, Messrs. Dornemann and Levy were asked by the Board of Directors to interview various senior executives of the Company as part of their due diligence on the effectiveness of the ZelnickMedia team (including Messrs. Zelnick, Feder and Slatoff). Mr. Dornemann reported to the Corporate Governance Committee, the Compensation Committee and ultimately to the Board of Directors in executive session that there was considerable support among the senior management of the Company for Messrs. Zelnick, Feder and Slatoff to remain actively engaged in the management of the Company.

        The Compensation Committee held three formal meetings and numerous informal discussions over the course of two months. After each of these formal meetings and on one subsequent occasion, the Compensation Committee reported to the Board of Directors in executive session. The Compensation Committee evaluated the Company's relationship with ZelnickMedia under the terms of the existing Management Agreement, analyzed ZelnickMedia's performance and contributions to date and defined the goals and objectives of the relationship in the future. The Compensation Committee then reviewed the appropriate compensation package for ZelnickMedia. To assist in this regard, the Compensation Committee retained the services of Watson Wyatt Worldwide to review a proposed compensation package for ZelnickMedia and provide information on the proposal relative to various market reference points, as well as governance and plan design considerations. Except for these services provided to the Compensation Committee, Watson Wyatt Worldwide has not performed any services for the Company or ZelnickMedia. Mr. Dornemann, with the assistance of Mr. Levy, led the discussions and negotiations with ZelnickMedia on behalf of the Company.

        As a result of the foregoing, the Company entered into a second amendment to the Management Agreement on February 14, 2008 (the "Second Amendment"). Pursuant to the Second Amendment, effective on April 1, 2008 the monthly management fee is increased to $208,333 ($2,500,000 per year) and the maximum annual bonus is increased to $2,500,000. The annual bonus for the fiscal year ending October 31, 2008 will be pro rated based on five months at a maximum annualized rate of $750,000 and seven months at a maximum annualized rate of $2,500,000, as determined by the Compensation Committee. The Second Amendment sets forth in more detail the services and personnel to be provided by ZelnickMedia. More specifically, the Second Amendment provides that Mr. Zelnick will be Executive Chairman of the Company and that Messrs. Feder and Slatoff shall enter into employment agreements with the Company to serve as Chief Executive Officer and Executive Vice President of the Company, respectively. These employment agreements are described below in this section. The Second Amendment also provides that other ZelnickMedia personnel will provide services to the Company on an as-needed basis. The Second Amendment extends the term of the Management Agreement until October 31, 2012, effective immediately.

        The Second Amendment also provides for certain other amendments to the Management Agreement that are effective only upon the approval of an amendment to the Company's Incentive Stock Plan (Proposal 2) by the stockholders of the Company at the Annual Meeting (the "Conditional Amendments"). If the stockholders of the Company do not approve Proposal 2 at the Annual Meeting, then the Conditional Amendments will be null and void. The Conditional Amendments provide for the grant of 1,500,000 shares of restricted Common Stock to ZelnickMedia, as described below, and require the Company to file with the Securities and Exchange Commission, a Registration Statement on Form S-3 registering for resale all of the shares of Common Stock granted to ZelnickMedia under the Management Agreement, including the additional equity grants made pursuant to the Second Amendment. The Conditional Amendments also provide that the Management Agreement will not be further revised during its term.

        As noted above, the Second Amendment provides that if the stockholders of the Company approve Proposal 2 at the Annual Meeting, the Company will grant 1,500,000 shares of restricted Common Stock to ZelnickMedia. These shares will be granted pursuant to two separate grants, an award of 600,000 shares of restricted stock subject to time-based vesting conditions and an award of 900,000 shares of restricted stock subject to performance-based vesting conditions, on the fifth trading day following the filing of the Company's Quarterly Report on Form 10-Q for its second fiscal quarter (ending April 30, 2008), currently anticipated to be in June 2008. If stockholders approve Proposal 2 and there is a change in control after the Annual Meeting and prior to the date of grant, the Board of Directors will act in good faith to compensate ZelnickMedia for the economic value ZelnickMedia could have received if such change in control had occurred following the date of grant, subject to the provisions relating to an Excluded Transaction, as described below. If stockholders do not approve Proposal 2, these two equity grants will not be made. If stockholders approve Proposal 2:

  •
  Time Based Award.  The Company will grant ZelnickMedia a restricted stock award of 600,000 shares of Common Stock that will vest in equal installments on each of the first, second and third anniversaries of the grant date, subject to the Management Agreement not being terminated prior to the applicable vesting date (the "Time Based Award"). However, the Time Based Award will immediately vest in full if the Management Agreement is terminated by ZelnickMedia for Good Reason (as defined in the Management Agreement) or by the Company without Cause (as defined in the Management Agreement). Further, in the event of a Change in Control all unvested shares of restricted stock under the Time Based Award will vest in full immediately prior to the consummation of such Change in Control. However, the preceding sentence will not apply, and the unvested shares of restricted stock will not vest, if (a) prior to the date of the 2008 Annual Meeting of stockholders (scheduled for April 10, 2008), the Company received a bona fide indication of interest in, or offer to enter into, a business combination (an "Offer") from a third party, (b) the Offer specifies, with some degree of particularity, the material terms thereof, (c) the existence of the Offer is not publicly disclosed or confirmed by the Company or such third party prior to the date of the 2008 Annual Meeting of stockholders (scheduled for April 10, 2008), and (d) the transaction proposed by such Offer (as such Offer may be amended), is consummated prior to November 14, 2008 and the consummation of such transaction constitutes a Change in Control (such transaction, an "Excluded Transaction"). In the event of an Excluded Transaction, the Compensation Committee will consider in good faith, and recommend to the independent members of the Board of Directors, a number of shares of restricted stock subject to the Time Based Award, if any, to become vested in connection with such Change in Control. The independent members of the Board of Directors will consider such recommendation and determine in good faith the number of shares of restricted stock under the Time Based Award, if any, that will become vested in connection with such Change in Control and the remaining shares of restricted stock will be forfeited to the Company. ZelnickMedia will forfeit to the Company any and all restricted stock that has not previously vested under the Time Based Award if the Management Agreement is terminated by the Company for Cause or by ZelnickMedia without Good Reason. Generally, ZelnickMedia may not sell or otherwise dispose of any Common Stock that it acquires pursuant to the Time Based Award until the earlier of October 31, 2012 or the termination of the Management Agreement.

  •
  Performance Based Award.  The Company will grant ZelnickMedia a restricted stock award of 900,000 shares of Common Stock that may vest on or after each of the Vesting Dates listed in the table below in the amounts set forth opposite the applicable Vesting Date, and subject to, with respect to each tranche, (i) the achievement of an increase in the price of the Common Stock which would place the stockholder return on the Common Stock in the 75th percentile of the stockholder returns of all of the companies in the NASDAQ Industrial Index, and (ii) the Management Agreement not being terminated prior to the achievement of the applicable performance goal for such Vesting Date (the "Performance Based Award").

Vesting Date	Shares Eligible to Vest
First anniversary of grant date	180,000
Second anniversary of grant date	270,000
Third anniversary of grant date	405,000
Fourth anniversary of grant date	45,000

            In the event that the Company achieves the performance target as of any Vesting Date, all of the shares of restricted stock that did not vest on any prior Vesting Date shall nevertheless vest on such Vesting Date for which the Company achieves the performance target. However, the Performance Based Award will immediately vest in full if the Management Agreement is terminated by ZelnickMedia for Good Reason or by the Company without Cause. Further, in the event of a Change in Control, if

  (A)
  such Change in Control occurs on or prior to March 31, 2009, then 180,000 unvested shares of restricted stock under the Performance Based Award will vest in full immediately prior to the consummation of such Change in Control and the Compensation Committee will consider in good faith, and recommend to the independent members of the Board of Directors, a number of shares of restricted stock subject to the Performance Based Award, if any, to become vested in connection with such Change in Control. The independent members of the Board of Directors will consider such recommendation and determine in good faith, the number of shares of restricted stock under the Performance Based Award, if any, that will become vested in connection with such Change in Control and the remaining shares of restricted stock will be forfeited to the Company. However, the foregoing will not apply if the Change in Control is an Excluded Transaction. If such Change in Control is an Excluded Transaction then the Compensation Committee will consider in good faith, and recommend to the independent members of the Board of Directors, a number of shares of restricted stock subject to the Performance Based Award, if any, to become vested in connection with such Change in

    Control. The independent members of the Board of Directors will consider such recommendation and determine in good faith, the number of shares of restricted stock under the Performance Based Award, if any, that will become vested in connection with such Change in Control and the remaining shares of restricted stock will be forfeited to the Company; or

  (B)
  such Change in Control occurs on or following April 1, 2009, all unvested shares of restricted stock under the Performance Based Award will vest in full immediately prior to the consummation of such Change in Control.

            ZelnickMedia will forfeit to the Company any and all restricted stock not previously vested under the Performance Based Award if the Management Agreement is terminated by the Company for Cause or by ZelnickMedia without Good Reason. Generally, ZelnickMedia may not sell or otherwise dispose of any Common Stock that it acquires pursuant to the Performance Based Award until the earlier of October 31, 2012 or the termination of the Management Agreement.

        On February 24, 2008, Electronic Arts Inc. ("EA") issued a press release announcing its proposal to acquire the Company in an all-cash merger valued at $26 per share, or approximately $2.0 billion. The Company's Board of Directors rejected this proposal. Under the terms of the Second Amendment, this proposed transaction, or another transaction with EA if it were to be consummated, would be a change in control but would not be deemed to be an Excluded Transaction, since the proposal was publicly disclosed by the offeror prior to the date of the 2008 Annual Meeting of Stockholders. Accordingly, assuming a transaction with EA were to occur, immediately prior to the consummation thereof, all unvested shares of restricted stock under the Time Based Award would vest in full, 180,000 unvested shares of restricted stock under the Performance Based Award would vest (assuming such transaction were to be consummated prior to March 31, 2009) and the Compensation Committee and the independent members of the Board would determine the number of shares, if any, of the balance of restricted stock subject to the Performance Based Award that would vest and any additional compensation to be paid.

        Furthermore, in addition to the EA proposal described above, the Company may receive one or more additional transaction proposals from other parties interested in acquiring the Company. If the Company were to receive such a proposal, the Board of Directors may determine that it is in the best interests of the stockholders not to publicly disclose the existence of such transaction proposal. If any such transaction proposal is not publicly disclosed prior to the Annual Meeting and ultimately results in a Change in Control prior to November 14, 2008 and if the stockholders approve Proposal 2, then such Change in Control would be an Excluded Transaction, none of the shares of restricted stock granted to ZelnickMedia would vest upon such Change in Control and the Compensation Committee and the Board of Directors (acting in executive session) would have the discretion to determine, in good faith, the number of shares of restricted stock, if any, that would become vested in connection with such Change in Control and any additional compensation to be paid. Any such other transaction proposal that is publicly disclosed would not be an Excluded Transaction and would be treated in the same manner as the proposal of EA described above. From time to time the Company receives, and since the issuance of the press release by EA the Company has received, informal indications of interest in a business combination. However, the Company has not received any written "Offers" (as defined in the Management Agreement) and has not engaged in any substantive discussions with any party (including EA) with respect to a business combination since the execution of the Second Amendment. Accordingly, as of the date of the filing of this proxy statement, no Excluded Transaction exists. The statements in this paragraph are as of February 27, 2008 and are subject to change and, therefore, may not be correct or complete as of any other date. The Company does not intend to update such statements unless it has a legal obligation to do so. The Company strongly encourages stockholders to obtain such additional information that may become publicly available after the date hereof and prior to the Annual Meeting.

        The Board's fundamental motivation in proposing the amendment to the Incentive Stock Plan was to enable the Company to provide long-term equity incentive compensation to the ZelnickMedia management team and to align further its interests with the Company's in order to promote the long-term performance of the Company. Additionally, the Board considered a number of change in control scenarios as they would relate to the acceleration of vesting of the restricted stock that will be granted to ZelnickMedia if Proposal 2 is approved by stockholders and determined that certain limitations on acceleration were appropriate. The Board's decision to amend the Management Agreement and recommend the amendment of the Incentive Stock Plan followed a thorough process conducted by the independent members of the Board with input from its advisors, including an independent compensation consultant.

        For additional information on the Second Amendment and, the Time Based Award and the Performance Based Award, including the full text thereof, see the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 15, 2008.

Benjamin Feder and Karl Slatoff

        In connection with the execution of the Second Amendment described above, Messrs. Feder and Slatoff each entered into an employment agreement with the Company. Pursuant to these employment agreements, each of Messrs. Feder and Slatoff will receive an annual salary of $1.00. The employment agreements also provide that Messrs. Feder and Slatoff will be entitled to participate in all benefits and plans which the Company may institute from time to time for its executive officers and employees. The employment agreements will be in effect for the term of the Management Agreement, unless earlier terminated upon the employee's death or by the Board of Directors for any reason. Upon termination of their employment, the Company will have no further obligation towards Messrs. Feder and Slatoff other than continued indemnification rights and coverage under the Company's directors' and officers' liability insurance policies. In addition, the employment agreements provide that during the employment term and, in the event of a termination for Cause or without Good Reason (each as defined in the respective employment agreement), for a period of one year thereafter, Messrs. Feder and Slatoff will be subject to non-competition and non-solicitation restrictions.

Lainie Goldstein

        The Company has a three-year employment agreement with Lainie Goldstein pursuant to which Ms. Goldstein serves as Chief Financial Officer of the Company, effective June 7, 2007, the material terms of which are described below. Pursuant to the terms of this employment agreement, during the first year of Ms. Goldstein's employment, she will receive an annual base salary of $384,600 and in the second and third years of her employment she will receive an annual base salary of $409,600. Ms. Goldstein will also be eligible to receive an annual bonus during each fiscal year of her employment of up to 75% of her salary, based on the achievement of certain financial targets by the Company. Pursuant to Ms. Goldstein's employment agreement, on June 18, 2007, the Company granted 30,000 shares of restricted Common Stock to Ms. Goldstein. One-third of these shares will vest on each of the first, second and third anniversaries of the grant date. The employment agreement provides that upon termination without cause, the Company will provide Ms. Goldstein with COBRA coverage for 12 months and pay a lump sum in the amount of (i) Ms. Goldstein's annual salary, (ii) a termination bonus (depending on the timing of the termination in the fiscal year, this bonus is an amount equal to either 25% or 50% of her salary) and (iii) any unpaid bonuses as of the date of termination. If Ms. Goldstein is terminated upon a change of control, Ms. Goldstein will receive both the payments made and benefits provided pursuant to a termination without cause as well as a bonus in an amount equal to six months salary made in two payments: 50% following the closing of the change of control and 50% six months after the change of control (provided Ms. Goldstein is still then employed by the Company or if her employment was terminated by the Company without cause). Ms. Goldstein agreed not to compete with the Company or solicit any of the Company's customers or personnel for a certain period of time following the termination of her employment, depending on the circumstances of her termination, all on the terms set forth in her employment agreement.

Seth Krauss

        The Company has a three-year employment agreement with Seth Krauss pursuant to which Mr. Krauss serves as Executive Vice President and General Counsel of the Company, effective March 12, 2007, the material terms of which are described below. Pursuant to the terms of this employment agreement, Mr. Krauss will receive an initial annual base salary in the amount of $365,000, a one time bonus in the amount of $50,000, and an additional annual bonus in an amount of up to 50% of his annual base salary, based on the achievement of certain quantitative and qualitative performance targets. Pursuant to Mr. Krauss's employment agreement, in April 2007, the Company granted to Mr. Krauss (i) five year non-qualified options to purchase a total of 100,000 shares of Common Stock, which options vest as to one-third of the shares covered thereby on each of the first, second and third anniversary of the date of grant; and (ii) 25,000 shares of restricted Common Stock, vesting as to one-third of such shares on each of the first, second and third anniversary of the date of grant. The employment agreement also provides for the Company to continue to pay Mr. Krauss' salary for certain specified periods of time if his employment is terminated without cause or upon a change in control of the Company. Mr. Krauss agreed not to compete with the Company or solicit any of the Company's customers or personnel for a certain period of time following the termination of his employment, depending on the circumstances of his termination, all on the terms set forth in his employment agreement.

Paul Eibeler

        The Company had a three-year employment agreement with Paul Eibeler, the Company's former Chief Executive Officer and President. For the fiscal year ended October 31, 2007, Mr. Eibeler received an increase in his annual base salary from the prior year in the amount of $25,000 to $825,000. Mr. Eibeler's agreement provided for an annual bonus equal to 100% of his salary if certain agreed upon performance targets were achieved. Mr. Eibeler was also entitled to certain health and life insurance benefits and an automobile allowance. In addition to options to purchase 450,000 shares and a grant of 75,000 shares of restricted Common Stock vesting over a three-year period that he received when he became the Company's President in April 2004, Mr. Eibeler also received in March 2007 a grant of 25,000 shares of restricted Common Stock vesting over a three-year period.

        The Company and Mr. Eibeler entered into a Separation Agreement and General Release dated April 4, 2007, as amended (the "Eibeler Separation Agreement"), pursuant to which Mr. Eibeler served as a consultant to the Company on an as-needed basis as determined by the Board for a period of three months from the date of the Eibeler Separation Agreement. During the term of Mr. Eibeler's consultancy pursuant to the Eibeler Separation Agreement, Mr. Eibeler received from the Company a monthly consulting fee of $50,000 and certain health and other benefits. Mr. Eibeler was removed as President, Chief Executive Officer and a director of the Company on March 29, 2007 and, pursuant to the Eibeler Separation Agreement, his employment with the Company was terminated on April 4, 2007. In connection therewith, Mr. Eibeler received severance payments of $2,475,000 (a multiple of his 2007 base salary and bonus calculated in accordance with the severance provisions of his employment agreement with the Company) and any vesting requirements with respect to options or restricted stock granted to him prior to the termination of his employment were deemed satisfied. Mr. Eibeler also agreed, with respect to his stock options that had been incorrectly dated and that had been previously exercised by him, to remit to the Company after-tax gains that he had realized as a result of the incorrect grant date by delivering to the Company for cancellation stock options with a Black-Scholes value equal to the amount to be remitted.

Karl H. Winters

        The Company had an employment agreement with Karl H. Winters, the Company's former Chief Financial Officer. For the fiscal year ended October 31, 2007, Mr. Winters received an increase in his annual base salary from the prior year in the amount of $20,000 to $405,000. Mr. Winters' agreement provided for an annual bonus equal to 50% of his salary, provided that the Company and Mr. Winters achieved certain qualitative and quantitative performance criteria. Mr. Winters was also entitled to certain health and life insurance benefits and an automobile allowance. Mr. Winters' agreement provided that if his employment was terminated under certain circumstances, including without cause or in the event of a change of control, he would be entitled to receive salary, bonus and other benefits for a period of 18 months following the date of termination (which amount is payable in one lump-sum if employment is terminated upon a change of control). In March 2007, Mr. Winters received a grant of 10,000 shares of restricted Common Stock vesting over a three-year period.

        The Company and Mr. Winters entered into a Separation Agreement and General Release dated April 13, 2007 (the "Winters Separation Agreement"), pursuant to which Mr. Winters served as a consultant to the Company on an as-needed basis as determined by the Board of Directors for a period of three months from the date of the Winters Separation Agreement. During the term of Mr. Winters' consultancy, Mr. Winters received a monthly consulting fee of $25,000. Mr. Winters resigned as Chief Financial Officer of the Company on April 9, 2007 and, pursuant to the Winters Separation Agreement, his employment with the Company was terminated on April 10, 2007. In connection therewith, Mr. Winters will, for a period of 18 months following the date of the Winters Separation Agreement, continue to receive his current base salary ($405,000 per annum), target bonus (50% of his base salary deemed earned) and health benefits, and any vesting requirements with respect to options or restricted stock granted to him prior to the termination of his employment were deemed satisfied (subject to a delay of up to six months in certain circumstances).

Samuel Judd

        The Company had a three-year employment agreement with Samuel Judd, the Company's former Senior Vice President of Planning & Administration, that terminated on July 5, 2007. The agreement provided that Mr. Judd was entitled to an annual salary of $385,000 and an annual bonus of $275,000, provided that the Company and Mr. Judd achieved certain qualitative and quantitative performance criteria. Mr. Judd was also entitled to certain health and life insurance benefits and an automobile allowance. Mr. Judd's agreement provided that if his employment was terminated under certain circumstances, including without cause or in the event of a change of control, he would be entitled to receive salary and benefits for a period of 18 months from the date of termination (which amount is payable in one lump-sum if employment is terminated upon a change of control).

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended October 31, 2007, John F. Levy and two of our former directors, Mark Lewis and Steven Tisch, served on the Compensation Committee. In March 2007, Messrs. Dornemann, Moses and Sheresky were elected to, and currently serve as members of, the Compensation Committee. During the fiscal year ended October 31, 2007:

  •
  none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

  •
  none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;

  •
  none of the Company's executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity's executive officers served on the Company's Compensation Committee;

  •
  none of the Company's executive officers was a director of another entity where one of that entity's executive officers served on the Company's Compensation Committee; and

  •
  none of the Company's executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity's executive officers served as a director on the Board of Directors.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be "soliciting material" or "filed" with the SEC and shall not be deemed to be incorporated by reference into any such filing.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Review of the Company's Audited Financial Statements for the Fiscal Year Ended October 31, 2007

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements included in the Annual Report with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, Communication With Audit Committees, (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm's independence from Company management and the Company, including the matters in the letter from the firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

        The Audit Committee also reviewed management's report on its assessment of the effectiveness of the Company's internal control over financial reporting and the independent registered public accounting firm's report on the effectiveness of the Company's internal control over financial reporting.

        The Audit Committee discussed with the Company's internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company's internal control, including internal control over financial reporting; and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements and management's assessment of the effectiveness of the Company's internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended October 31, 2007 filed by the Company with the Securities and Exchange Commission. The Audit Committee and the Board also have recommended, subject to stockholder approval, the selection of the Company's independent registered public accounting firm.

Submitted by:	John F. Levy (Chair) Michael Dornemann J Moses

Dated: February 28, 2008

VOTING SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of the Record Date, relating to the beneficial ownership of shares of the Common Stock by (i) each person or entity who is known by the Company to own beneficially five percent or more of the outstanding Common Stock, (ii) each current director, (iii) each of the Named Executive Officers and (iv) all current directors and executive officers as a group. Subsequent to the February 24, 2008 press release issued by EA, our Common Stock has been very actively traded and, accordingly, the information below may not be accurate as of the date of this proxy statement.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percentage of Outstanding Common Stock Beneficially Owned
Oppenheimer Funds, Inc.(3)	17,254,697	22.6%
FMR LLC(4)	10,925,891	14.3%
UniCredito Italiano S.p.A.(5)	8,667,418	11.4%
Legg Mason Capital Management, Inc.(6)	7,376,875	9.7%
Neuberger Berman Inc.(7)	5,608,007	7.4%
Lainie Goldstein(8)	106,292	*
Seth Krauss(9)	77,279	*
Paul Eibeler	—	*
Karl Winters	3,981	*
Samuel Judd	—	*
John F. Levy(10)	30,898	*
Grover C. Brown(10)	30,898	*
Michael Dornemann(11)	16,565	*
Robert A. Bowman(11)	16,565	*
J Moses(11)	16,565	*
Michael Sheresky(11)	16,565	*
Strauss Zelnick(12)	390,649	*
Benjamin Feder(12)	390,649	*
All current directors and executive officers as a group (10 persons)(13)	702,276	* %

*
Less than 1%.

(1)
Unless otherwise indicated, the address of each beneficial owner is Take-Two Interactive Software, Inc., 622 Broadway, New York, New York 10012. The address of Oppenheimer Funds, Inc. is 6803 S. Tucson Way, Centennial, Colorado 80112-3924. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109. The address of UniCredito Italiano S.p.A. is Piazza Cordusio 2, 20123 Milan, Italy. The address of Legg Mason Capital Management, Inc. is 100 Light Street, Baltimore, Maryland 21202. The address of Neuberger Berman Inc. is 605 Third Avenue, New York, New York, 10158.

(2)
Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. A person is deemed to be the beneficial owner of securities that may be acquired by such person within 60 after the Record Date upon the exercise of options and is not deemed to be the beneficial owner of securities that may not be acquired within 60 days after the Record Date upon the exercise of options (referred to in the footnotes below as "unvested options"). Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days after the Record Date have been exercised.

(3)
Based on information contained in a report on Schedule 13G filed with the SEC on February 8, 2008. Oppenheimer Funds, Inc. reported shared voting and dispositive authority with Oppenheimer Quest Opportunity Value Fund with respect to these shares.

(4)
Based on information contained in a report on Schedule 13G filed with the SEC on February 14, 2008. FMR LLC reported sole voting authority with respect to 1,809,496 shares and sole dispositive authority with respect to 10,925,891 shares.

(5)
Based on information contained in a report on Schedule 13G filed with the SEC on February 1, 2008.

(6)
Based on information contained in a report on Schedule 13G filed with the SEC on February 14, 2008. Legg Mason Capital Management, Inc. reported shared voting and dispositive authority with Legg Mason Special Investment Trust, Inc. with respect to these shares.

(7)
Based on information contained in a report on Schedule 13G filed with the SEC on February 12, 2008. Neuberger Bergman Inc. reported sole voting authority with respect to 180,800 shares, and shared voting authority with respect to 5,321,707 shares and shared dispositive authority with respect to 5,608,007 with Neuberger Berman, LLC and Neuberger Berman Management Inc.

(8)
Represents 58,126 shares of Common Stock and 48,166 shares underlying options. Does not include 21,334 shares issuable upon the exercise of unvested options.

(9)
Represents 43,946 shares of Common Stock and 33,333 shares underlying options. Does not include 66,667 shares issuable upon the exercise of unvested options.

(10)
Includes 14,232 shares of Common Stock and 16,666 shares underlying options. Does not include 8,334 shares issuable upon the exercise of unvested options.

(11)
Represents 8,232 shares of Common Stock and 8,333 shares underlying options. Does not include 16,667 shares issuable upon the exercise of unvested options.

(12)
Messrs. Feder and Zelnick are partners in ZelnickMedia. The shares listed are issuable upon the exercise of options held by ZelnickMedia (and are not held individually by Mr. Feder or Mr. Zelnick) that are or become exercisable within 60 days. Does not include 1,618,426 shares issuable upon the exercise of unvested options held by ZelnickMedia or 1,500,000 shares of restricted stock to be granted to ZelnickMedia pursuant to the second amendment to the management agreement, subject to the approval of the proposal to amend the Incentive Stock Plan (Proposal 2) at the Annual Meeting. See "Executive Compensation—Employment, Management and Separation Agreements—ZelnickMedia Corporation."

(13)
Includes or excludes, as to the current directors and executive officers, shares of Common Stock as described in the preceding footnotes.

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
TAKE-TWO INTERACTIVE SOFTWARE, INC. INCENTIVE STOCK PLAN
(Proposal 2)

        The Board of Directors has approved, subject to stockholder approval, an amendment and restatement of the Company's Incentive Stock Plan. Two directors, Messrs. Feder and Zelnick abstained from such vote, since they are partners of ZelnickMedia which will receive a restricted stock grant, as described below, if this proposal is approved by stockholders.

        The Incentive Stock Plan is being amended to provide for an increase in the number of shares of Common Stock reserved for issuance under the Incentive Stock Plan by 2,000,000 shares to a total of 2,933,719 shares reserved for issuance for future awards (including 1,500,000 shares of Common Stock to ZelnickMedia (as described under "Executive Compensation—Employment, Management and Separation Agreements—ZelnickMedia Corporation"). Together with the 1,083,238 shares of Common Stock available for future awards under the Company's 2002 Stock Option Plan, approximately 3.3% of the currently outstanding shares of Common Stock will be available for awards under the Company's equity incentive plans (after giving effect to the grant of 1,500,000 shares to ZelnickMedia, but excluding any shares that may become available as a result of forfeiture). In addition, the Incentive Stock Plan is being amended to permit the issuance of awards under the Incentive Stock Plan to consultants of the Company and its subsidiaries and to provide for certain other technical amendments.

        The Board of Directors believes that the proposed increase in the number of shares of Common Stock available for issuance under the Incentive Stock Plan is necessary in order to continue the effectiveness of the Incentive Stock Plan in attracting, motivating and retaining outside directors, officers and key employees with appropriate experience and ability to increase the grantees' alignment of interest with the Company's stockholders.

        The Board of Directors also believes that the proposed amendment to the Incentive Stock Plan to permit the Company to grant awards under the Incentive Stock Plan to consultants will enable the Company to retain qualified independent consultants, to align such consultants' interests with the stockholders' interests and to motivate such consultants to contribute to the success of the Company.

        The Board of Directors also seeks approval of the proposed amendment to the Incentive Stock Plan to allow the Company to make the restricted stock grant to ZelnickMedia pursuant to the Management Agreement between the Company and ZelnickMedia (as described under "Executive Compensation—Employment, Management and Separation Agreements—ZelnickMedia Corporation") under the Incentive Stock Plan.

        The following description of the Incentive Stock Plan, as amended pursuant to the amendment and restatement of the Incentive Stock Plan approved by the Board of Directors, is a summary and is qualified in its entirety by reference to the amended and restated Incentive Stock Plan, a copy of which is attached as Annex A to this Proxy Statement.

        Administration.    The Incentive Stock Plan is administered by the Compensation Committee of the Board of Directors, which is intended to consist of two or more non-employee directors, each of whom will be a non-employee director as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and, if practicable, an outside director as defined under Section 162(m) of the Internal Revenue Code; except, that the Board of Directors will administer the Incentive Stock Plan with respect to, and has the right to make, set and interpret terms of award grants under the Incentive Stock Plan to, directors who are members of the Compensation Committee of the Board of Directors. The Compensation Committee of the Board of Directors or the Board of Directors, as applicable, will be referred to as the "Committee."

        Generally, the Committee has full authority to administer and interpret the Incentive Stock Plan and to determine, among other things:

  •
  to whom awards will be granted;

  •
  the types of awards to be granted;

  •
  the number of shares of Common Stock to be covered by each award; and

  •
  the terms and conditions of each award, except that Common Stock granted under the Incentive Stock Plan will be subject to a minimum pro rata vesting period of three years with respect to outright grants and a minimum vesting period of one year with respect to performance based grants.

        Eligibility.    All of the Company's and its parents' (if any) and subsidiaries' directors, officers and other employees and consultants are eligible to be granted any of the awards available under the Incentive Stock Plan.

        Available Shares.    If Proposal 2 is approved by stockholders, an aggregate of 2,933,719 shares of Common Stock will be reserved and available for distribution under the Incentive Stock Plan. The Common Stock available for distribution under the Incentive Stock Plan may be either authorized and unissued shares or treasury shares. If any shares of Common Stock subject to any award under the Incentive Stock Plan are forfeited, those shares of Common Stock will again be available for the grant of awards under the Incentive Stock Plan.

        The aggregate number of shares of Common Stock reserved for awards under the Incentive Stock Plan will be substituted or adjusted in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Common Stock.

        Subject to any adjustment as provided in the preceding paragraph, the maximum numbers of shares subject to awards under the Incentive Stock Plan to (i) all of the Company's directors and officers as a group or (ii) each of the Company's chief executive officer and the four other highest compensated executive officers who are employed by the Company on the last day of any tax year of the Company, is 375,000 shares during the term of the Incentive Stock Plan. The Incentive Stock Plan clarifies that the foregoing limitation will not apply to the grants of any awards to ZelnickMedia.

        Awards Under the Incentive Stock Plan.    The following types of awards are available under the Incentive Stock Plan:

        Restricted Stock.    The Committee may award shares of restricted stock subject to such restrictions, terms and conditions as may be established by the Committee. With certain exceptions, the participant generally will have the rights of a stockholder with respect to the shares, including the right to vote such restricted stock, to receive and retain all regular cash dividends and other cash equivalent distributions designated, paid or distributed on such restricted stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such restricted stock. Other than regular cash dividends and other cash equivalent distributions, the Company will retain custody of all distributions made or declared with respect to restricted stock (which will be subject to the same restrictions, terms and conditions as are applicable to the restricted stock) until such time as the underlying restricted stock becomes vested and the applicable restriction period will have expired. Restricted stock and any distributions thereon retained by the Company will be forfeited upon a breach of any of the restrictions, terms or conditions contained in the Incentive Stock Plan or in any restricted stock agreement between the Company and participant, or otherwise established by the Committee with respect to any restricted stock or any such distributions. Shares of restricted stock may be time-based or performance-based.

        Deferred Stock.    The Committee may award deferred stock upon the attainment of such factors or criteria as the Committee will determine. Generally, upon termination of a participant's employment during the deferral period, the applicable deferred stock will vest or be forfeited in accordance with the terms and conditions established by the Committee at the time of grant. The Committee may, after grant, accelerate the vesting of all or any part of any deferred stock award and/or waive the deferral limitations for all or any part of a deferred stock award. In certain circumstances, if a participant is involuntarily terminated (other than for cause), the Committee may waive, in whole or in part, any or all of the remaining deferral limitations imposed with respect to any or all of the participant's deferred stock. A participant may (generally, at least one year prior to expiration of the applicable deferral period) request to, and the Committee may at any time, defer the receipt of all or part of an award for an additional specified period or until a specified period or until a specified event.

        Other Stock-Based Awards.    The Committee may make a grant of such other stock-based awards (including performance shares and shares valued by reference to the performance of the Company or any subsidiary) subject to the terms and conditions as may be established by the Committee. In the event of the participant's retirement, disability or death, or in cases of special circumstances, the Committee may waive in whole or in part any or all of the limitations imposed with respect to any other stock-based award.

        All awards granted under the Incentive Stock Plan may be confirmed by, and may be subject to the terms of, an agreement between the Company and the participant.

        Change in Control.    Unless otherwise provided in an agreement between the Company and the participant, in the event of a Change of Control (as defined in the Incentive Stock Plan) all restrictions and deferral limitations contained in any awards granted under the Incentive Stock Plan will lapse unless otherwise determined by an affirmative vote of a majority of the Board of Directors prior to the occurrence of such Change of Control. Any such vote will not affect the provisions of any agreement between the Company and the participant.

        Amendment and Termination.    The Board of Directors may at any time, and from time to time, amend any or all of the provisions of the Incentive Stock Plan, and may at any time suspend or terminate the Incentive Stock Plan; provided, however, that any amendment that would increase the number of shares of Common Stock that may be issued under the Incentive Stock Plan, materially modify the eligibility requirements under the Incentive Stock Plan, or increase the benefits under the Incentive Stock Plan, or that may otherwise require stockholder approval under the rules of the exchange or system on which the Company's securities are listed or traded, will be subject to stockholder approval. Subject to the preceding sentence, the Committee may amend the terms of any award granted under the Incentive Stock Plan; provided, however, that, unless otherwise required by law or specifically provided in the Incentive Stock Plan, no such amendment may be made by the Committee that in any material respect impairs the rights of a participant without the participant's consent.

        Transferability.    Awards granted under the Incentive Stock Plan are generally nontransferable. The award agreements between the Company and ZelnickMedia provide that the shares awarded to ZelnickMedia are transferable to any of its affiliates, provided that the shares remain subject to the terms of the award agreement and each transferee agrees in writing to take such shares subject to and to comply with the restrictions on transfer contained in the award agreement.

        Future Incentive Stock Plan Awards.    Except as otherwise set forth below, at this time no equity-based awards have been approved for grant in the future to any employee, officer, director or consultant pursuant to the Incentive Stock Plan. We anticipate that other equity-based awards may be granted to the named individuals as well as to other employees, officers, directors and, if the amendment to the Incentive Stock Plan is approved by the stockholders, consultants, under the

Incentive Stock Plan. However, the amount of shares of Common Stock that may be granted to the named individuals will be based upon various prospective factors, including, the nature of services to be rendered by our employees, officers, directors and consultants, and their potential contributions to our success. Accordingly, except as otherwise set forth below, actual awards cannot be determined at this time.

        Awards to ZelnickMedia.    Subject to the stockholders' approval of the amendments to the Incentive Stock Plan, the Board has approved awards of 1,500,000 shares of restricted stock under the Incentive Stock Plan to ZelnickMedia pursuant to the Management Agreement between the Company and ZelnickMedia. See "Executive Compensation—Employment, Management and Separation Agreements—ZelnickMedia Corporation."

        THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE AMENDED AND RESTATEMENT OF THE INCENTIVE STOCK PLAN.

        THE BOARD OF DIRECTORS (WITH MESSRS. ZELNICK AND FEDER ABSTAINING) BELIEVES THAT THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE INCENTIVE STOCK PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF SUCH AMENDMENT AND RESTATEMENT.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 3)

        The Audit Committee of the Board of Directors has appointed Ernst & Young LLP ("E&Y") as the Company's independent registered public accounting firm to audit its consolidated financial statements for its fiscal year ending October 31, 2008. Although action by the stockholders on this matter is not required, the Audit Committee believes it is appropriate to seek stockholder ratification of the appointment of the independent registered public accounting firm to provide a forum for stockholders to express their views with regard to the Audit Committee's appointment. If the stockholders do not ratify the appointment of E&Y, the selection of independent registered public accounting firms may be reconsidered by the Audit Committee; provided, however, that the Audit Committee retains the right to continue to engage E&Y. In addition, notwithstanding the ratification of E&Y as the Company's independent registered public accounting firm for the year ending October 31, 2008, the Audit Committee retains the right to replace E&Y at any time without stockholder approval. The Company has been advised that representatives of E&Y will be present at the Annual Meeting with the opportunity to make a statement if the representatives desire to do so. It is expected that the representatives will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS BELIEVES THAT RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP IS IN THE BEST INTERESTS OF THE COMPANY AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" SUCH RATIFICATION.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        On April 4, 2006, with the approval of the Audit Committee, the Company dismissed PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm and retained E&Y as the Company's independent registered public accounting firm to audit the Company's financial statements.

Independent Auditor Fee Information

        The aggregate fees billed by E&Y for the fiscal years ended October 31, 2006 and 2007 are set forth below. The Audit Committee believes that the services performed by E&Y were compatible with maintaining E&Y's independence.

	2006	2007
Audit(1)	$4,950,000	$4,037,000
Audit-related(2)	283,500	44,500
Tax(3)	—	5,800
All Other	—	—
Total

	$5,233,500	$4,087,300

    (1)
    Includes quarterly reviews and audit of financial statements and internal control over financial reporting, statutory audits, services associated with registration statements and other SEC filings, and accounting consultations in connection with the Company's stock option investigation and resulting restatement.

    (2)
    Includes due diligence and accounting consultations in connection with proposed acquisitions.

    (3)
    Includes international tax consulting advice.

        The aggregate fees billed by PwC for the fiscal year ended October 31, 2006 are set forth below. The Audit Committee believes that the services performed by PwC were compatible with maintaining independence.

2006
Audit(1)	$214,500
Audit-related	8,500
Tax(2)	180,700
All Other	—

Total	$403,700

    (1)
    Includes financial statement and statutory audits.

    (2)
    Includes tax compliance, advice and audit assistance.

NO INCORPORATION BY REFERENCE

        In its filings with the Securities and Exchange Commission, the Company sometimes "incorporates by reference" certain information. This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the "Report of the Audit Committee" and the "Report of the Compensation Committee" contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be "soliciting material."

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

        The Company currently anticipates holding its Annual Meeting of Stockholders for its fiscal year ending October 31, 2008 in March 2009. Accordingly, stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders to be held in 2009 must submit the proposal in proper form and in satisfaction of the conditions established by the Securities and Exchange Commission, to the Company at its address set forth on the first page of this proxy statement not later than November 11, 2008 in order for the proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting.

        As provided in the Company's by-laws, for any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2009 Annual Meeting of Stockholders, notice of intention to present the proposal must be received in writing by the Company by no earlier than December 11, 2008 and no later than January 10, 2009. Address all notices of intention to present proposals at the 2009 Annual Meeting of Stockholders to Take-Two Interactive Software, Inc., 622 Broadway, New York, New York 10012.

OTHER MATTERS

        The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

By order of the Board of Directors,

Benjamin Feder Chief Executive Officer

February 28, 2008

Annex A

TAKE-TWO INTERACTIVE SOFTWARE, INC.
Incentive Stock Plan
(as amended effective April 10, 2008)

1.     Purpose

        The purpose of the Take-Two Interactive Software, Inc. Incentive Stock Plan is to enable Take-Two Interactive Software, Inc. (the "Company") to offer to those of its and its Parents (if any) and Subsidiaries (as such terms are defined herein) employees, directors and Consultants (as defined herein) who are expected to contribute to the success of the Company, long term equity interests in the Company, thereby enhancing its ability to attract, retain and reward such key employees, directors and Consultants, and to increase the mutuality of interests between those employees, directors and Consultants and the shareholders of the Company.

2.     Administration

        The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board"), the membership of which shall consist solely of two or more members of the Board, each of whom shall serve at the pleasure of the Board and shall be a "Non-Employee Director," as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and, if practicable, shall also be an "outside director," as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be at all times constituted so as not to adversely affect the compliance of the Plan with the requirements of Rule 16b-3 or with the requirements of any other applicable law, rule or regulation.

        The Committee shall have the authority to grant, pursuant to the terms of the Plan, to Consultants, directors (other than directors serving as members of the Committee), officers and other employees shares of the Company's Common Stock ("Stock") pursuant to: (i) Section 5 ("Restricted Stock"), (ii) Section 6 ("Deferred Stock") and/or (iii) Section 7 ("Other Stock-Based Awards"). Notwithstanding anything in the Plan to the contrary, (i) Stock granted under this Plan shall be subject to a minimum pro rata vesting period of three years with respect to outright grants and a minimum vesting period of one year with respect to performance based grants.

        Notwithstanding the foregoing, the Board shall administer the Plan with respect to, and reserves the right to make and set the terms of and to interpret the terms of any grant of Stock under the Plan to, directors who are members of the Committee. All references hereinafter to "Committee" with respect to the administration of the Plan for grants to directors who are members of the Committee shall be deemed to refer to the Board.

        For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of the Plan):

          (i)    to select the Consultants, directors, officers and other employees of (a) the Company, (b) any parent corporation of the Company within the meaning of Section 424(e) of the Code or any other entity that, directly or indirectly, is the beneficial owner of 50% or more of the then outstanding shares of the Company's capital stock ("Parent"), or (c) any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code or any other entity that is directly or indirectly controlled 50% or more by the Company or in which the Company has a material equity interest and that is designated as a "subsidiary" by resolution of the Committee ("Subsidiary") to whom Restricted Stock, Deferred Stock and/or Other Stock-Based Awards may be from time to time granted hereunder;

          (ii)   to determine the Restricted Stock, Deferred Stock and/or Other Stock-Based Awards, or any combination thereof, if any, to be granted hereunder to one or more eligible persons;

          (iii)  to determine the number of shares of Stock to be covered by each award granted hereunder;

          (iv)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, share price, any restrictions or limitations, and any vesting acceleration and/or forfeiture provisions);

          (v)   to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company or any Parent or Subsidiary outside of the Plan; and

          (vi)  to determine the extent and circumstances under which Stock and other amounts payable with respect to an award hereunder shall be deferred, with any such deferral structured in a manner intended to comply with, or be exempt from, Code Section 409A.

        Subject to Section 9 hereof, the Committee shall have the authority to (i) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, (ii) interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and (iii) to otherwise supervise the administration of the Plan.

        Subject to the express provisions of the Plan, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole and absolute discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and the Plan participants.

3.     Stock Subject to Plan

        The total number of shares of Stock reserved and available for distribution under the Plan shall be 6,500,000 shares, and shall include Restricted Stock previously granted by the Committee and Board. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

        If any shares of Stock that are subject to any Restricted Stock, Deferred Stock or Other Stock-Based award are forfeited, such shares shall again be available for distribution under the Plan.

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan.

        Subject to the provisions of the immediately preceding paragraph, the maximum numbers of shares subject to Restricted Stock, Deferred Stock and Other Stock-Based Awards to (i) all of the Company's directors and officers (as determined in accordance with Rule 16a-1(f) of the Securities Exchange Act of 1934) as a group or (ii) each of the Company's chief executive officer and the four other highest compensated executive officers who are employed by the Company on the last day of any taxable year of the Company, shall be 375,000 shares during the term of the Plan. For the avoidance of doubt, the foregoing limitation shall not apply to the grants of any awards under the Plan to ZelnickMedia Corporation.

4.     Eligibility

        Consultants, directors, officers and other employees of the Company or any Parent or Subsidiary (but excluding any person whose eligibility would adversely affect the compliance of the Plan with the requirements of Rule 16b-3) who are at the time of the grant of an award under the Plan engaged or employed (as applicable) by the Company or any Parent or Subsidiary and who are responsible for or contribute to the management, growth and/or profitability of the business of the Company or any Parent or Subsidiary, are eligible to be granted awards under the Plan. Eligibility under the Plan shall be determined by the Committee. For the purposes of the Plan, "Consultant" means any individual or entity who provides bona fide consulting or advisory services to the Company or any Parent or Subsidiary pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company's or any Parent's or Subsidiary's securities.

        The Committee may, in its sole discretion, include additional conditions and restrictions in connection with awards under the Plan. The grant of an award under the Plan, and any determination made in connection therewith, shall be made on a case by case basis and can differ among grantees. The grant of an award under the Plan is a privilege and not a right and the determination of the Committee can be applied on a non-uniform (discretionary) basis.

5.     Restricted Stock

        (a)    Grant and Exercise.    Shares of Restricted Stock may be issued either alone or in addition to or in tandem with other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient, the time or times within which such awards may be subject to forfeiture (the "Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards. The Committee may condition the grant of Restricted Stock upon the attainment of such factors as the Committee may determine.

        (b)    Terms and Conditions.    Each Restricted Stock award shall be subject to the following terms and conditions:

          (i)    Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the holder to whom such Restricted Stock shall have been awarded, unless the Company elects to use another system, such as book entry. Any such stock certificates shall, in addition to such legends required by applicable law, bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock including those applicable under the Plan or in any grant agreement. During the Restriction Period, the Restricted Stock shall be subject to such restrictions, terms and conditions as may be established by the Committee.

          (ii)   Restricted Stock shall constitute issued and outstanding shares of Stock for all corporate purposes, and the issuance thereof shall be made for at least the minimum consideration (if any) necessary to permit the shares of Restricted Stock to be deemed to be fully paid and nonassessable. The holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Stock with respect to such Restricted Stock, with the exceptions that (A) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (B) the holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock or any Retained Distributions during the Restriction Period; and (C) a breach of any of the restrictions, terms or conditions contained in the Plan or any agreement referred to in Section 5(b)(iv) below, or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

          (iii)  Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (A) all or part of such Restricted Stock shall become vested in accordance with the terms of any agreement referred to in Section 5(b)(iv) below or as otherwise established by the Committee, and (B) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

          (iv)  Restricted Stock awards may be confirmed by, and may be subject to the terms of, an agreement executed by the Company and the participant.

6.     Deferred Stock

        (a)    Grant and Exercise.    Deferred Stock may be awarded either alone or in addition to or in tandem with other awards granted under the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Deferred Stock will be deferred, and all the other terms and conditions of the awards. The Committee may condition the grant of the Deferred Stock upon the attainment of such factors or criteria as the Committee shall determine.

        (b)    Terms and Conditions.    Each Deferred Stock award shall be subject to the following terms and conditions:

          (i)    Subject to the provisions of the Plan, any agreement referred to in Section 6(b)(vii) below and any conditions otherwise established by the Committee, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Additional Deferral Period referred to in Section 6(b)(vi) below, where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares of Stock covered by the Deferred Stock award.

          (ii)   As determined by the Committee at the time of award, amounts equal to any dividends declared during the Deferral Period (or the Additional Deferral Period referred to in Section 6(b)(vi) below, where applicable) with respect to the number of shares covered by a Deferred Stock award may be paid to the participant currently or deferred and deemed to be reinvested in additional Deferred Stock.

          (iii)  Subject to the provisions of any agreement referred to in Section 6(b)(vii) below and this Section 6 and Section 11(g) below, upon termination of a participant's employment with the Company or any Parent or Subsidiary for any reason during the Deferral Period (or the Additional Deferral Period referred to in Section 6(b)(vi) below, where applicable) for a given award, the Deferred Stock in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at the time of grant.

          (iv)  The Committee may, after grant, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of a Deferred Stock award.

          (v)   In the event of hardship or other special circumstances of a participant whose employment with the Company or any Parent or Subsidiary is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all of the remaining deferral limitations imposed hereunder or pursuant to any agreement referred to in Section 6(b)(vii) below with respect to any or all of the participant's Deferred Stock.

          (vi)  A participant may request to, and the Committee may at any time, defer the receipt of an award (or an installment of an award) for an additional specified period or until a specified period or until a specified event (the "Additional Deferral Period"); provided that such deferral shall be structured in a manner intended to comply with, or be exempt from, Code Section 409A. Subject to any exceptions adopted by the Committee such request must be made at least one year prior to expiration of the Deferral Period for such Deferred Stock award (or such installment).

          (vii) Deferred Stock awards may be confirmed by, and may be subject to the terms of, an agreement executed by the Company and the participant.

7.     Other Stock-Based Awards

        (a)    Grant and Exercise.    Other Stock-Based Awards, which may include performance shares and shares valued by reference to the performance of the Company or any Parent or Subsidiary, may be granted either alone or in addition to or in tandem with Restricted Stock or Deferred Stock. The Committee shall determine the eligible persons to whom, and the time or times at which, such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other terms and conditions of the awards. The Committee may also provide for the grant of Stock under such awards upon the completion of a specified performance period and/or achievement of one or more specified performance goals.

        (b)    Terms and Conditions.    Each Other Stock-Based Award shall be subject to the following terms and conditions:

  (i)
  Shares of Stock subject to an Other Stock-Based Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction or period of deferral lapses.

  (ii)
  The recipient of an Other Stock-Based Award shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares covered by the award, as determined by the Committee at the time of the award. The Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock.

  (iii)
  Any Other Stock-Based Award and any Stock covered by any Other Stock-Based Award shall vest or be forfeited to the extent so provided in any agreement referred to in Section 7(b)(v) below or as otherwise determined by the Committee.

  (iv)
  In the event of the participant's retirement, disability or death, or in cases of special circumstances, the Committee may waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Other Stock-Based Award.

  (v)
  Other Stock-Based Awards may be confirmed by, and may be subject to the terms of, an agreement executed by the Company and by the participant.

8.     Change of Control Provisions

        (a)   Unless otherwise provided in an award agreement, written employment agreement or other similar written agreement between the Company and a participant, a "Change of Control" shall be deemed to have occurred on the tenth day after:

          (i)    any individual, corporation or other entity or group (as defined in Section 13(d)(3) of the Exchange Act), becomes, directly or indirectly, the beneficial owner (as defined in the General Rules and Regulations of the Securities and Exchange Commission with respect to Sections 13(d) and 13(g) of the Exchange Act) of more than 50% of the then outstanding shares of the Company's capital stock entitled to vote generally in the election of directors of the Company; or

          (ii)   the commencement of, or the first public announcement of the intention of any individual, firm, corporation or other entity or of any group (as defined in Section 13(d)(3) of the Exchange Act) to commence, a tender or exchange offer subject to Section 14(d)(1) of the Exchange Act for any class of the Company's capital stock; or

          (iii)  the shareholders of the Company approve (A) a definitive agreement for the merger or other business combination of the Company with or into another corporation pursuant to which the shareholders of the Company do not own, immediately after the transaction, more than 50% of the voting power of the corporation that survives, or (B) a definitive agreement for the sale, exchange or other disposition of all or substantially all of the assets of the Company, or (C) any plan or proposal for the liquidation or dissolution of the Company;

          provided, however, that a "Change of Control" shall not be deemed to have taken place if beneficial ownership is acquired (A) directly from the Company, other than an acquisition by virtue of the exercise or conversion of another security unless the security so converted or exercised was itself acquired directly from the Company, or (B) by, or a tender or exchange offer is commenced or announced by, the Company, any profit-sharing, employee ownership or other employee benefit plan of the Company; or any trustee of or fiduciary with respect to any such plan when acting in such capacity.

        (b)   Unless otherwise provided in an award agreement, written employment agreement or other similar written agreement between the Company and a participant, in the event of a "Change of Control," all restrictions and deferral limitations contained in Restricted Stock, Deferred Stock and Other Stock-Based Awards granted under the Plan shall lapse, unless the provisions of this Section 8 are suspended or terminated by an affirmative vote of a majority of the Board prior to the occurrence of such a "Change of Control;" provided, that such vote shall not affect the provisions of any award agreement, written employment agreement or other similar written agreement between the Company and a participant.

9.     Amendments and Termination

        The Board may at any time, and from time to time, amend any of the provisions of the Plan, and may at any time suspend or terminate the Plan; provided, however, that any amendment that would increase the number of shares which may be issued under the Plan, materially modify the requirements as to eligibility under the Plan, increase the benefits under the Plan, or that may otherwise require stockholder approval under the rules of the exchange or system on which the Company's securities are listed or traded, shall be subject to stockholder approval. Subject to the preceding sentence, the Committee may amend the terms of any award heretofore granted under the Plan; provided, however, that subject to Section 3 above, no such amendment may be made by the Committee which in any material respect impairs the rights of the participant without the participant's consent.

10.   Unfunded Status of Plan

        The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant by the Company, nothing contained herein shall give any such participant any rights that are greater than those creditor of the Company.

11.   General Provisions

        (a)   The Committee may require each person acquiring shares of Stock pursuant to an award under the Plan to represent to and agree with the Company in writing that the participant is acquiring the shares for investment without a view to distribution thereof.

        All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem to be advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or association upon which the Stock is then listed or traded, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        (b)   Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

        (c)   Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any employee of the Company or any Parent or Subsidiary any right to continued employment with the Company or any Parent or Subsidiary, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment of any of its employees at any time.

        (d)   No later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee tax withholding or payment obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant from the Company or any Parent or Subsidiary.

        (e)   The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York (without regard to choice of law provisions).

        (f)    Any award made under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Parent or Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under the Plan).

        (g)   A leave of absence, unless otherwise determined by the Committee prior to the commencement thereof, shall not be considered a termination of employment. Any awards made under the Plan shall not be affected by any change of employment, so long as the holder continues to be an employee of the Company or any Parent or Subsidiary.

        (h)   Except as otherwise expressly provided in the Plan or in any agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be subject to the debts, contracts or liabilities of the person entitled to such benefit.

        (i)    The obligations of the Company with respect to all awards under the Plan shall be subject to (A) all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required, and (B) the rules and regulations of any securities exchange or association on which the Stock may be listed or traded.

        (j)    If any of the terms or provisions of the Plan conflicts with the requirements of Rule 16b-3 as in effect from time to time, or with the requirements of any other applicable law, rule or regulation, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3.

12.   Effective Date of Plan

        The Plan shall be effective as of the date of the approval and adoption thereof at a meeting of the Board, provided that the Plan shall cover Restricted Stock previously granted by the Committee and Board.

13.   Term of Plan

        No award shall be granted pursuant to the Plan after the tenth anniversary of the effective date of the Plan, but awards granted on or prior to such tenth anniversary may extend beyond that date.

TAKE-TWO INTERACTIVE SOFTWARE, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735
VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

 ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Take-Two Interactive Software, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

 VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

 VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Take-Two Interactive Software, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY
[INSERT COMPANY NAME]
THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3.
Vote on Directors
1.	ELECTION OF DIRECTORS Nominees:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
	01) Ben Feder 02) Strauss Zelnick 03) Robert A. Bowman 04) Grover C. Brown	05) Michael Dornemann 06) John F. Levy 07) J Moses 08) Michael Sheresky	☐	☐	☐
Vote on Proposals		For	Against	Abstain
2.	Proposal to amend the Take-Two Interactive Software, Inc. Incentive Stock Plan.	☐	☐	☐
3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2008.	☐	☐	☐
4.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.
For address changes and/or comments, please check this box and write them on the back where indicated.			☐	Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or
	Yes	No		guardian, please add your title as such. When signing as
Please indicate if you plan to attend this meeting.	☐	☐		joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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[TAKE-TWO LOGO]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
APRIL 10, 2008

The stockholder(s)) hereby appoint(s) Benjamin Feder, Seth Krauss and Daniel Emerson, or any one of them acting individually, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Take-Two Interactive Software, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 p.m., Eastern Time on April 10, 2008, at the W Union Square Hotel, 201 Park Avenue South, Studio 1, New York, New York, and any adjournment or postponement thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

QuickLinks

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 10, 2008
TAKE-TWO INTERACTIVE SOFTWARE, INC. 622 Broadway New York, New York 10012
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 10, 2008
VOTING BY TELEPHONE OR VIA THE INTERNET
ELECTION OF DIRECTORS (Proposal 1)
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
VOTING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE TAKE-TWO INTERACTIVE SOFTWARE, INC. INCENTIVE STOCK PLAN (Proposal 2)
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 3)
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
NO INCORPORATION BY REFERENCE
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
OTHER MATTERS
  Annex A